Exhibit 14.2

Nuvini S.A.

(Predecessor of Nvni Group Limited)

Carta-proposta para Prestação de Serviços Profissionais

Engagement Letter for Professional Services

Deloitte Touche Tohmatsu Auditores Independentes Ltda.

Deloitte Touche Tohmatsu Av. Dr. Chucri Zaidan, 1.240 - 4º ao 12º andares - Golden Tower 04711-130 - São Paulo - SP Brasil

Tel.: + 55 (11) 5186-1000
Fax: + 55 (11) 5181-2911
www.deloitte.com.br

23 de dezembro de 2024/December 23, 2024

Sr./Mr. Pierre Schurmann

CEO e Presidente do Conselho de Administração

Chief Executive Officer and Chairman of the Board of Directors

Sr./Mr. Luiz Busnello

Diretor Financeiro - CFO

Financial Director - CFO

Nuvini S.A.

Rua Jesuíno Arruda, 769 - Sala 20 B

São Paulo - SP

Nvni Group Limited

P.O. Box 10008, Willow House, Cricket Square

Grand Cayman, Cayman Islands

Prezados Senhores:	Dear Sirs:

Esta carta estabelece os termos da proposta da Deloitte Touche Tohmatsu Auditores Independentes Ltda. (“Deloitte” ou “nós”) com respeito à reemissão do Relatório do Auditor Independente sobre as demonstrações financeiras consolidadas da Nuvini S.A. e subsidiárias (antecessora da Nvni Group Limited) (“Companhia”) em relação a cada um dos dois anos no período encerrado em 31 de dezembro de 2022.	This letter sets forth the terms of the engagement of Deloitte Touche Tohmatsu Auditores Independentes Ltda. (“Deloitte” or “we”) with respect to the reissuance of Deloitte’s Audit Report on the consolidated financial statements of Nuvini S.A. and subsidiaries (predecessor of Nvni Group Limited) (the “Company”) as of and for each of the two years in the period ended December 31, 2022.

Os serviços contemplados em conexão com a reemissão do Relatório de Auditoria da Deloitte serão realizados de acordo com os termos da carta-proposta datada de 21 de fevereiro de 2023 entre a Deloitte e a Companhia relacionados às nossas auditorias (“Carta-proposta”) e os termos desta carta.	The services contemplated in connection with the reissuance of Deloitte’s Audit Report will be performed pursuant to the terms of the engagement letter dated February 21, 2023 by and between Deloitte and the Company related to our audits (the “Engagement Letter”) and the terms of this letter.

O Sr. Eduardo Franco Tenório, sócio de auditoria, será responsável pelos serviços que realizamos para a Companhia aqui descritos. Conforme necessário, outros profissionais com conhecimento especializado serão convocados, neste escritório ou em outros escritórios da Deloitte, para auxiliar na realização dos serviços.	Mr. Eduardo Franco Tenório, audit partner, will be responsible for the services that we perform for the Company hereunder. As deemed necessary, other professionals with specialized knowledge will be called upon, in this office or in other offices of Deloitte, to assist in the performance of services.

A Deloitte refere-se a uma ou mais empresas da Deloitte Touche Tohmatsu Limited (“DTTL”), sua rede global de firmas-membro e suas entidades relacionadas (coletivamente, a “organização Deloitte”). A DTTL (também chamada de “Deloitte Global”) e cada uma de suas firmas-membro e entidades relacionadas são legalmente separadas e independentes, que não podem se obrigar ou se vincular a terceiros. A DTTL, cada firma-membro da DTTL e cada entidade relacionada são responsáveis apenas por seus próprios atos e omissões, e não entre si. A DTTL não fornece serviços para clientes. Por favor, consulte www.deloitte.com/about.

A Deloitte fornece serviços de auditoria e asseguração, consultoria tributária, consultoria empresarial, assessoria financeira e consultoria em gestão de riscos para quase 90% das organizações da lista da Fortune Global 500® e milhares de outras empresas. Nossas pessoas proporcionam resultados mensuráveis e duradouros para ajudar a reforçar a confiança pública nos mercados de capitais e permitir aos clientes transformar e prosperar, e lideram o caminho para uma economia mais forte, uma sociedade mais equitativa e um mundo sustentável. Com base nos seus mais de 175 anos de história, a Deloitte abrange mais de 150 países e territórios. Saiba como os cerca de 457 mil profissionais da Deloitte em todo o mundo causam um impacto importante em www.deloitte.com.

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Nuvini S.A.

Escopo dos Serviços	Scope of Services

A Deloitte realizou uma auditoria das demonstrações financeiras consolidadas da Nuvini S.A. e subsidiárias (antecessora da Nvni Group Limited) (“Companhia”) em relação a cada um dos dois anos no período encerrado em 31 de dezembro de 2022 (as “Demonstrações Financeiras”) e emitiu relatório do auditor datado de 9 de agosto de 2023 (“Relatório de Auditoria”).	Deloitte has performed an audit of the consolidated financial statements of Nuvini S.A. and subsidiaries (predecessor of Nvni Group Limited) (the “Company”) as of and for each of the two years in the period ended December 31, 2022 (the “Financial Statements”) and has issued its report thereon dated August 9, 2023 (“Audit Report”).

Você nos informou que pretende incluir o Relatório de Auditoria da Deloitte no Relatório Anual da Companhia no Formulário 20-F para o exercício encerrado em 31 de dezembro de 2023, esperado para ser arquivado na United States Securities and Exchange Commission (SEC) em ou por volta de 24 de dezembro de 2024. Conforme contemplado na Carta-proposta, tal inclusão do nosso relatório constitui a reemissão do nosso Relatório de Auditoria.	You have informed us that you intend to include Deloitte’s Audit Report in the Company’s Annual Report on Form 20-F for the year ended December 31, 2023, expected to be filed with the United States Securities and Exchange Commission (SEC) on or about December 24, 2024. As contemplated in the Engagement Letter, such inclusion of our report constitutes the reissuance of our Audit Report.

Não auditamos nenhuma demonstração financeira da Companhia em qualquer data ou período subsequente a 31 de dezembro de 2022.	We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2022.

Você também nos informou sobre certos ajustes retrospectivos ao prejuízo básico e diluído por ação discutidos na Nota 18 e às divulgações do capital social discutidas na Nota 17, relacionadas à Transação de Reorganização conforme discutido na Nota 1 das Demonstrações Financeiras (“Ajustes Retrospectivos”). Além disso, você nos informou que os Ajustes Retrospectivos nas Demonstrações Financeiras serão auditados por outros auditores (“Auditor Sucessor”). Nosso trabalho consistirá em realizar procedimentos de auditoria como auditores predecessores, de acordo com os padrões do Public Company Accounting Oversight Board (PCAOB) para determinar se nosso Relatório de Auditoria sobre as Demonstrações Financeiras da Companhia ainda é apropriado e para nos permitir reemitir nosso Relatório de Auditoria.	You have also informed us of certain retrospective adjustments to basic and diluted loss per share discussed in Note 18 and to disclosures of the share capital discussed in Note 17, related to the Reorganization Transaction as discussed Note 1 to the Financial Statements (“Retrospective Adjustments”). Further, you have informed us that the Retrospective Adjustments to the Financial Statements will be audited by other auditors (“Successor Auditor”).Our work will consist of performing audit procedures as predecessor auditors, in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) to determine whether our Audit Report on the Company’s Financial Statements is still appropriate and to enable us to reissue our Audit Report.

Esses procedimentos incluirão:	These procedures will include:

● Leitura das demonstrações financeiras da Companhia em relação ao exercício encerrado em 31 de dezembro de 2023 e comparação com as Demonstrações Financeiras a serem apresentadas para fins comparativos.	● Reading of the Company’s financial statements as of and for the year ended December 31, 2023 and comparing them with the Financial Statements to be presented for comparative purposes.

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Nuvini S.A.

●	Leitura do Relatório Anual da Companhia no Formulário 20-F para o exercício encerrado em 31 de dezembro de 2023 e comparação das informações com as Demonstrações Financeiras.	●	Reading of the Company’s Annual Report on Form 20-F for the year ended December 31, 2023 and comparing information with the Financial Statements.

●	Realização de consultas específicas à Administração da Companhia sobre as representações incorporadas nas Demonstrações Financeiras.	●	Making specific inquiries of the Company’s management about the representations embodied in the Financial Statements.

●	Realização de procedimentos relacionados à eventos subsequentes a 31 de dezembro de 2022, incluindo a obtenção de cartas de representação da Administração da Companhia e do Auditor Sucessor da Companhia, que são exigidas pelas normas do PCAOB e fazem parte das evidências que a Deloitte utilizará para formar sua opinião.	●	Performing procedures related to events subsequent to December 31, 2022, including obtaining representation letters from management of the Company and from the Company’s successor auditor, which are required to be provided to Deloitte under the PCAOB Standards and are part of the evidential matter that Deloitte will rely on in forming its opinion.

Também podemos realizar outros procedimentos adicionais conforme necessário nas circunstâncias.		We may also perform other additional procedures as deemed necessary in the circumstances.

Não auditaremos, revisaremos ou aplicaremos quaisquer procedimentos aos Ajustes Retrospectivos e, consequentemente, não expressaremos qualquer opinião ou qualquer outra forma de garantia sobre se os Ajustes Retrospectivos são apropriados e foram devidamente aplicados.		We will not audit, review, or apply any procedures to the Retrospective Adjustments, and accordingly, we will not express any opinion or any other form of assurance about whether the Retrospective Adjustments are appropriate and have been properly applied.

Nossa capacidade de expressar uma opinião ou reemitir nosso Relatório de Auditoria como resultado deste trabalho e a redação do mesmo dependerão, obviamente, dos fatos e circunstâncias na data da reemissão do nosso Relatório de Auditoria. Se, por qualquer motivo, não conseguirmos concluir nossos procedimentos ou não conseguirmos formar ou não tivermos formado uma opinião, podemos recusar a expressar uma opinião ou recusar a reemitir nosso Relatório de Auditoria como resultado deste trabalho. Se não conseguirmos concluir nossos procedimentos, ou se o Relatório de Auditoria a ser reemitido pela Deloitte como resultado deste trabalho exigir modificação, os motivos serão discutidos com o Conselho de Administração e a Administração da Companhia.		Our ability to express an opinion or to reissue our Audit Report as a result of this engagement and the wording thereof will, of course, be dependent on the facts and circumstances at the date of the reissuance of our Audit Report. If, for any reason, we are unable to complete our procedures or are unable to form or have not formed an opinion, we may decline to express an opinion or decline to reissue our Audit Report as a result of this engagement. If we are unable to complete our procedures, or if the Audit Report to be reissued by Deloitte as a result of this engagement requires modification, the reasons for this will be discussed with the Board of Directors and management of the Company.

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Nuvini S.A.

Responsabilidades da Administração	Management’s Responsibilities

Uma descrição das responsabilidades da Administração está estabelecida no Apêndice III da Carta-proposta.	A description of management’s responsibilities is set forth in Appendix III to the Engagement Letter.

Responsabilidades do Conselho de Administração e Comunicações com o Auditor	Board of Directors’ Responsibilities and Communications with the Auditor

Reconhecemos que o Conselho de Administração da Companhia é diretamente responsável pela nomeação, remuneração e supervisão do nosso trabalho e, portanto, exceto conforme especificamente indicado, reportaremos diretamente ao Conselho de Administração.	We acknowledge that the Company’s Board of Directors is directly responsible for the appointment, compensation, and oversight of our work, and accordingly, except as otherwise specifically noted, we will report directly to the Board of Directors.

Você nos informou que os serviços a serem realizados relacionados à reemissão do nosso Relatório de Auditoria sob esta carta, incluindo qualquer trabalho adicional realizado pela Deloitte em conexão com nossas auditorias e com a reemissão do nosso Relatório de Auditoria, foram aprovados pelo Conselho de Administração de acordo com as políticas e procedimentos de pré-aprovação estabelecidos pela Companhia e pelo Conselho de Administração. Tal trabalho adicional, que geralmente apenas uma firma de contabilidade pública registrada independente pode razoavelmente fornecer, inclui procedimentos adicionais relacionados a questões identificadas durante o trabalho (por exemplo, fraude ou atos ilegais, erros de períodos anteriores ou adoção retrospectiva de um padrão contábil), revisão de documentos arquivados na SEC ou outro regulador, e avaliação de respostas a cartas de comentários da SEC ou outras consultas de reguladores relacionadas a questões contábeis e de divulgação.	You have advised us that the services to be performed related to the reissuance of our Audit Report under this letter, including, any additional work performed by Deloitte in connection with our audits and in connection with the reissuance of our Audit Report, have been approved by the Board of Directors in accordance with the Company’s and the Board of Directors established preapproval policies and procedures. Such additional work, that generally only an independent registered public accounting firm can reasonably provide, includes additional procedures related to matters identified during the engagement (e.g., fraud or illegal acts, prior period errors, or retrospective adoption of an accounting standard), review of documents filed with the SEC or other regulator, and evaluation of responses to SEC comment letters or other inquiries by regulators related to accounting and disclosure matters.

De acordo com os Padrões do PCAOB e a Regra 2-07 do Regulamento S-X da SEC, somos obrigados a comunicar ao Conselho de Administração sobre vários assuntos em conexão com nossas auditorias.	Under the PCAOB Standards and SEC Rule 2-07 of Regulation S-X, we are required to communicate with the Board of Directors about various matters in connection with our audits.

O Apêndice IV da Carta-proposta descreve tais comunicações.	Appendix IV to the Engagement Letter describes such communications.

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Nuvini S.A.

Inclusão de Relatórios da Deloitte ou Referências à Deloitte em Outros Documentos ou Sites Eletrônicos	Inclusion of Deloitte Reports or References to Deloitte in Other Documents or Electronic Sites

Se a Companhia pretende publicar ou de outra forma reproduzir em qualquer documento qualquer relatório emitido como resultado deste trabalho, ou de outra forma fazer referência à Deloitte em um documento que contenha outras informações além das demonstrações financeiras auditadas (por exemplo, em um arquivamento periódico na SEC ou outro regulador, em uma oferta de dívida ou ações, ou em um memorando de colocação privada), associando assim a Deloitte a tal documento, a Companhia concorda que sua Administração fornecerá à Deloitte uma minuta do documento para leitura e obterá nossa aprovação para a inclusão ou incorporação por referência de qualquer um de nossos relatórios, ou a referência à Deloitte, em tal documento antes que o documento seja impresso e distribuído. A inclusão ou incorporação por referência de qualquer um de nossos relatórios em qualquer documento constituiria a reemissão de tais relatórios. A Companhia também concorda que sua Administração nos notificará e obterá nossa aprovação antes de incluir qualquer um de nossos relatórios em um site eletrônico.	If the Company intends to publish or otherwise reproduce in any document any report issued as a result of this engagement, or otherwise make reference to Deloitte in a document that contains other information in addition to the audited financial statements (e.g., in a periodic filing with the SEC or other regulator, in a debt or equity offering circular, or in a private placement memorandum), thereby associating Deloitte with such document, the Company agrees that its management will provide Deloitte with a draft of the document to read and obtain our approval for the inclusion or incorporation by reference of any of our reports, or the reference to Deloitte, in such document before the document is printed and distributed. The inclusion or incorporation by reference of any of our reports in any such document would constitute the reissuance of such reports. The Company also agrees that its management will notify us and obtain our approval prior to including any of our reports on an electronic site.

Nossa proposta para realizar os serviços descritos neste documento não constitui nosso acordo para ser associado a quaisquer outros documentos publicados ou reproduzidos pela Companhia ou em seu nome. Qualquer solicitação da Companhia para reemitir qualquer relatório emitido como resultado deste trabalho, consentir ou reconhecer nossa ciência da inclusão ou incorporação por referência de qualquer relatório em uma oferta ou outro documento, ou concordar com a inclusão de qualquer relatório em um site eletrônico será considerada com base nos fatos e circunstâncias existentes no momento de tal solicitação. As taxas estimadas descritas neste documento não incluem quaisquer procedimentos que precisariam ser realizados em conexão com qualquer outra solicitação. Caso a Deloitte concorde em realizar tais procedimentos, as taxas para esses procedimentos estariam sujeitas ao acordo mútuo entre a Companhia e a Deloitte.	Our engagement to perform the services described herein does not constitute our agreement to be associated with any other documents published or reproduced by or on behalf of the Company. Any request by the Company to reissue any report issued as a result of this engagement, to consent to, or acknowledge our awareness of, any such report’s inclusion or incorporation by reference in an offering or other document, or to agree to any such report’s inclusion on an electronic site will be considered based on the facts and circumstances existing at the time of such request. The estimated fees outlined herein do not include any procedures that would need to be performed in connection with any other request. Should Deloitte agree to perform such procedures, fees for such procedures would be subject to the mutual agreement of the Company and Deloitte.

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Nuvini S.A.

Honorários	Fees

Os honorários pelos serviços descritos nesta proposta foram estimados em R$450.000 (quatrocentos e cinquenta mil reais), não incluindo impostos e despesas aplicáveis.	Fees for the services under this engagement have been estimated to be R$450,000 (four hundred and fifty thousand Brazilian reais), not including applicable taxes and expenses.

Os honorários acima foram pré-pagos e recebidos de acordo com a SEGUNDA CONFISSÃO DE DÍVIDA, entre a Nuvini S.A. e a Deloitte Touche Tohmatsu Auditores Independentes Ltda., datada de 31 de outubro de 2024, conforme alterada, entre a Nuvini S.A. e a Deloitte Touche Tohmatsu Auditores Independentes Ltda.	The above fees have been prepaid and received in accordance with the SEGUNDA CONFISSÃO DE DÍVIDA, by and between Nuvini S.A. and Deloitte Touche Tohmatsu Auditores Independentes Ltda., dated October 31, 2024, as amended, by and between Nuvini S.A. and Deloitte Touche Tohmatsu Auditores Independentes Ltda.

Nossos honorários estimados são baseados em certas premissas, incluindo, mas não se limitando à conclusão oportuna e precisa dos cronogramas de participação da entidade solicitada e informações adicionais de suporte, ausência de ineficiências durante a execução dos procedimentos ou mudanças no escopo causadas por eventos fora do nosso controle, e ausência de mudanças no cronograma ou na extensão de nossos planos de trabalho.	Our estimated fees are based on certain assumptions, including, but not limited to timely and accurate completion of the requested entity participation schedules and additional supporting information, no inefficiencies during the execution of the procedures or changes in scope caused by events that are beyond our control, no changes to the timing or extent of our work plans.

Notificaremos prontamente sobre quaisquer circunstâncias que encontrarmos que possam afetar significativamente nossa estimativa e discutiremos com você quaisquer honorários adicionais, conforme necessário.	We will notify you promptly of any circumstances we encounter that could significantly affect our estimate and discuss with you any additional fees, as necessary.

As partes reconhecem e concordam que a Deloitte está sendo contratada sob esta carta para fornecer apenas os serviços descritos neste documento. Caso a Companhia ou o Conselho de Administração solicite, e a Deloitte concorde em fornecer, serviços (incluindo serviços de auditoria) além dos descritos neste documento, tais serviços constituirão um trabalho separado e serão regidos por uma carta-proposta separada.	The parties acknowledge and agree that Deloitte is being engaged under this letter to provide only the services described herein. Should the Company or the Board of Directors request, and should Deloitte agree to provide, services (including audit services) beyond those described herein, such services will constitute a separate engagement and will be governed by a separate engagement letter.

Esta carta, e a Carta-proposta datada de 21 de fevereiro de 2023 (incluindo Apêndices) anexada a este documento e que faz parte deste, constitui o acordo completo entre as partes com relação a este trabalho e substitui quaisquer outros acordos ou entendimentos anteriores ou contemporâneos entre as partes, sejam escritos ou orais, relacionados a este trabalho.	This letter, and the Engagement Letter dated February 21, 2023 (including Appendices) attached hereto and made a part hereof, constitutes the entire agreement between the parties with respect to this engagement and supersedes any other prior or contemporaneous agreements or understandings between the parties, whether written or oral, relating to this engagement.

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Nuvini S.A.

Se os termos acima forem aceitáveis e os serviços descritos estiverem de acordo com seu entendimento, por favor, assine a cópia desta carta-proposta no espaço fornecido e devolva-a para nós.	If the above terms are acceptable and the services described are in accordance with your understanding, please sign the copy of this engagement letter in the space provided and return it to us.

Atenciosamente,	Yours truly,

DELOITTE TOUCHE TOHMATSU
Auditores Independentes Ltda.

/s/ Eduardo Franco Tenório
Eduardo Franco Tenório
Sócio/Engagement Partner

Os serviços e termos estabelecidos na carta-proposta, acima referida, são reconhecidos e aprovados pelo Conselho de Administração em nome da Nuvini S.A. e Nvni Group Limited.

De acordo, em nome da/Agreed to, on behalf of Nuvini S.A. and Nvni Group Limited

Por/By:	/s/ Sr./Mr. Pierre Schurmann	24 December 2024 | 07:19 PST
	Sr./Mr. Pierre Schurmann	Data/Date
Chair of the Board of Directors & CEO

Por/By:	/s/ Sr./Mr. Luiz Busnello	24 de dezembro de 2024 | 07:10 PST
	Sr./Mr. Luiz Busnello	Data/Date
Finance Director - CFO

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Nuvini S.A.

Carta-proposta para Prestação de Serviços Profissionais

Engagement Letter for Professional Services

Deloitte Touche Tohmatsu Auditores Independentes Ltda.

Deloitte Touche Tohmatsu Av. Dr. Chucri Zaidan, 1.240 - 4º ao 12º andares - Golden Tower 04711-130 - São Paulo - SP Brasil

Tel.: + 55 (11) 5186-1000
Fax: + 55 (11) 5181-2911
www.deloitte.com.br

21 de fevereiro de 2023/February 21st , 2023

Sr./Mr.Pierre Shurmann,

CEO e Presidente do Conselho de Administração/Chief Executive Officer and Chairman of the Board of Directors

Sr./Mr.Luiz Busnello

Diretor Financeiro/Financial Director

Nuvini S.A.

Rua Jesuíno Arruda, 769 – Sala 20 B

São Paulo - SP

Prezados Senhores:	Dear Sirs:

A Deloitte Touche Tohmatsu Auditores Independentes Ltda. (“Deloitte” ou “nós”) tem o prazer de servir como firma de auditoria independente da Nuvini S.A. (daqui em diante referida como “Nuvini”, “Companhia”, “Cliente” ou “Entidade”).	Deloitte Touche Tohmatsu Auditores Independentes Ltda. (“Deloitte” or “we”) is pleased to serve as independent auditors for Nuvini S.A. - (hereinafter referred to as “Nuvini”, “Company”, “Client” or “Entity”).

Será de responsabilidade do Sr. Marcio Albuquerque Cavalcanti, sócio de auditoria, executar os serviços descritos nessa proposta à Nuvini. Conforme julgado necessário, outros profissionais com conhecimentos especializados serão convocados, neste escritório ou em outros escritórios da Deloitte, para assistência na realização dos serviços.	Mr. Marcio Albuquerque Cavalcanti, audit partner, will be responsible for the services that we perform for Nuvini hereunder. As deemed necessary, other professionals with specialized knowledge will be called upon, in this office or in other offices of Deloitte, to assist in the performance of services.

A Deloitte refere-se a uma ou mais empresas da Deloitte Touche Tohmatsu Limited (“DTTL”), sua rede global de firmas-membro e suas entidades relacionadas (coletivamente, a “organização Deloitte”). A DTTL (também chamada de “Deloitte Global”) e cada uma de suas firmas-membro e entidades relacionadas são legalmente separadas e independentes, que não podem se obrigar ou se vincular a terceiros. A DTTL, cada firma-membro da DTTL e cada entidade relacionada são responsáveis apenas por seus próprios atos e omissões, e não entre si. A DTTL não fornece serviços para clientes. Por favor, consulte www.deloitte.com/about para saber mais.

A Deloitte é líder global de auditoria, consultoria empresarial, assessoria financeira, gestão de riscos, consultoria tributária e serviços correlatos. Nossa rede global de firmas-membro e entidades relacionadas, presente em mais de 150 países e territórios (coletivamente, a “organização Deloitte”), atende a quatro de cada cinco organizações listadas pela Fortune Global 500®. Saiba como os cerca de 345 mil profissionais da Deloitte impactam positivamente seus clientes em www.deloitte.com.

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Nuvini S.A.

Esta proposta estabelece os termos para a realização dos serviços descritos abaixo em relação à (1) auditoria das demonstrações financeiras consolidadas referente ao exercício findo em 31 de dezembro de 2022, e (2) reemissão do relatório de auditoria da Deloitte sobre as Demonstrações Financeiras Consolidadas da Nuvini referente aos exercício findo em 31 de dezembro de 2021 (doravante denominado “relatório de 2021”) em conexão com o arquivamento antecipado da Companhia junto à Securities and Exchange Commission (“SEC”) de um Registration Statement no Formulário F-4 em ou próximo a 13 de fevereiro, em conexão com a potencial transação de incorporação ou fusão da Companhia com uma special purpose acquisition company (“SPAC”) bem como de quaisquer modificações relacionadas (o “Registration Statement”).	This letter sets forth the terms of the engagement of Deloitte to perform the services described below with respect to (1) the audit of Consolidated Financial Statements of Nuvini as of and for the year ended December 31, 2022 and (2) the reissuance of Deloitte’s audit report on the Consolidated Financial Statements of Nuvini as of and for the year ended December 31, 2021 (hereinafter referred to as the “2021 Reports”) in connection with the Company’s anticipated initial filing with the United States Securities and Exchange Commission (“SEC”) of a Registration Statement on Form F-4 on or about February [13] in connection with a contemplated merger transaction with a special purpose acquisition company (“SPAC”) and any related amendments thereto (the “Registration Statement”).

Realizaremos os trabalhos nos termos e nas condições estabelecidos nesta carta-proposta e nos Anexos. Esses termos e condições entrarão em vigor na data de início de tais serviços.	The services to be performed by Deloitte pursuant to this engagement are subject to the terms and conditions set forth herein and in the accompanying appendices. Such terms and conditions shall be effective as of the date of the commencement of such services.

A.	ESCOPO DOS TRABALHOS	A.	SCOPE OF SERVICES

A.1.	AUDITORIA DAS DEMONSTRACÕES FINANCEIRAS CONSOLIDADAS	A.1.	AUDIT OF FINANCIAL STATEMENTS

Nosso trabalho consiste na realização de uma auditoria das demonstrações financeiras consolidadas em conformidade com as normas do Conselho de Supervisão de Assuntos Contábeis das Companhias Abertas dos Estados Unidos da América (“Public Company Accounting Oversight Board - PCAOB United States”) (“Normas do PCAOB”).	Our engagement is to perform a financial statement audit in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) (United States) (the “PCAOB Standards”).

O objetivo de uma auditoria das demonstrações financeiras consolidadas realizada em conformidade com as Normas do PCAOB são de expressamos uma opinião sobre a adequação, em todos os aspectos relevantes, da apresentação das demonstrações financeiras consolidadas da Companhia para o exercício findo em 31 de dezembro de 2022, de acordo com as normas internacionais de relatório financeiro (“International Financial Reporting Standards - IFRS”) conforme emitidas pelo “International Accounting Standards Board - IASB”.	The objective of a financial statement audit conducted in accordance with the PCAOB Standards is to express an opinion on the fairness of the presentation of the Company’s consolidated financial statements for the year ended December 31, 2022 (the “2022 financial statements”), in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), in all material respects.

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O Anexo II contém uma descrição de uma auditoria das demonstrações financeiras de acordo com as Normas do PCAOB.	Appendix II contains a description of a financial statement audit in accordance with the PCAOB Standards.

Nossa capacidade de expressar uma opinião ou emitir qualquer relatório como resultado dos serviços e a sua redação dependerá, naturalmente, dos fatos e circunstâncias na data do nosso relatório. Se, por qualquer razão, não conseguirmos concluir nossa auditoria, ou formos incapazes de formar ou não tenhamos formado uma opinião, poderemos deixar de expressá-la ou de emitir qualquer tipo de relatório como resultado deste trabalho. Caso não consigamos concluir nossa auditoria ou qualquer relatório a ser emitido pela Deloitte exija modificação, notificaremos prontamente ao Conselho de Administração e a Administração da Companhia.	Our ability to express an opinion or to issue any report as a result of this engagement and the wording thereof will, of course, be dependent on the facts and circumstances at the date of our report. If, for any reason, we are unable to complete our audit or are unable to form or have not formed an opinion, we may decline to express an opinion or decline to issue any report as a result of this engagement. If we are unable to complete our audit, or if any report to be issued by Deloitte as a result of this engagement requires modification, the reasons for this will be discussed with the Board of Directors and the Company’s management.

A.2.	REEMISSÃO DO RELATÓRIO DO AUDITOR INDEPENDENTE	A.2.	REISSUANCE OF INDEPENDENT AUDITORS REPORT

A administração da Companhia informou que a Companhia pretende incluir as Demonstrações Financeiras Consolidadas da Companhia referentes ao exercício findo de 31 de dezembro de 2021, e o Relatório da Deloitte, no Registration Statement.	The Company’s management has informed us that the Company intends to include the Company’s Consolidated Financial Statements as of and for the year ended December 31, 2021, and Deloitte’s report thereon, in the Registration Statement.

Em conexão com o disposto, a Companhia está nos contratando para realizar procedimentos que nos permitam reemitir nosso Relatório sobre as Demonstrações Financeiras Consolidadas para inclusão no Registration Statement. Executaremos tais procedimentos de acordo com as Normas do PCAOB. O objetivo desses procedimentos é nos fornecer uma base para a reemissão do nosso Relatório sobre as Demonstrações Financeiras Consolidadas em conexão com o Registration Statement.	In connection therewith, the Company is engaging us to perform procedures that would enable us to reissue our report on the consolidated financial statements for inclusion in the Registration Statement. We will perform such procedures in accordance with the PCAOB Standards. The objective of such procedures is to provide us with a basis for reissuing our report on the consolidated financial statements in connection with the Registration Statement.

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Tais procedimentos incluem, mas não se limitam a, procedimentos em relação aos eventos subsequentes à data do nosso Relatório até a data do Registration Statement, ou tão próximos a tal data como é razoável e praticável sob as circunstâncias. Além disso, leremos as partes pertinentes do Registration Statement, e indagaremos o diretores e outros executivos responsáveis por questões financeiras e contábeis sobre a ocorrência de algum evento, diferente dos refletidos ou divulgados no Registration Statement, que, na opinião desses diretores ou de outros executivos, têm um efeito material sobre as Demonstrações Financeiras Consolidadas auditadas ou que devam ser divulgadas a fim de evitar que as Demonstrações Financeiras Consolidadas estejam materialmente erradas.	The procedures referred to above include, but are not limited to, procedures with respect to events subsequent to the date of our Report up to the effective date of the Registration Statement, or as close to such date as is reasonable and practicable under the circumstances. In addition, we will read the pertinent portions of the Registration Statement, and inquire of the officers and other executives responsible for financial and accounting matters whether any events have occurred, other than those reflected or disclosed in the Registration Statement, that, in the opinion of those officers or other executives, have a material effect on the audited consolidated financial statements included therein or that should be disclosed in order to keep the consolidated financial statements from being misleading.

Também consideraremos, com base na nossa leitura de outras informações no Registration Statement, se tais outras informações, ou a forma de sua apresentação, são materialmente inconsistentes com as informações, ou a forma de sua apresentação, aparecendo nas Demonstrações Financeiras Consolidadas. No entanto, não realizaremos nenhum procedimento para corroborar tais outras informações incluídas no Registration Statement.	We will also consider, based on our reading of other information in the Registration Statement, whether such other information, or the manner of its presentation, is materially inconsistent with information, or the manner of its presentation, appearing in the consolidated financial statements included therein. However, we will not perform any procedures to corroborate such other information included in the Registration Statement.

Se tomarmos conhecimento de assuntos que acreditamos que devem ser divulgados no Registration Statement, a fim de evitar que as Demonstrações Financeiras Consolidadas estejam materialmente erradas, ou se da nossa leitura de outras informações no Registration Statement, acreditarmos que são necessárias modificações para corrigir as informações nela contidas de serem materialmente incompatíveis com as Demonstrações Financeiras Consolidadas e, em nosso julgamento profissional, a administração da Companhia não revisar adequadamente as Demonstrações Financeiras Consolidadas ou o Registration Statement, podemos ser incapazes ou não dispostos a reemitir nosso Relatório.

If we become aware of matters that we believe should be disclosed in the Registration Statement in order to keep the financial statements from being misleading, or if from our reading of other information in the Registration Statement, we believe that modifications are needed to correct information contained therein from being materially inconsistent with the consolidated financial statements and, in our professional judgment, the Company’s management does not appropriately revise the consolidated financial statements or the Registration Statement, we may be unable or unwilling to reissue our report.

Nossa disposição de reemitir nosso Relatório, e a redação dele, caso reemitamos tal relatório, dependerá dos fatos e circunstâncias existentes na data em que concluirmos os procedimentos.	Our willingness to reissue our report, and the wording thereof, should we reissue such report, will be dependent on the facts and circumstances existing at the date we complete the procedures.

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Se não conseguirmos concluir os procedimentos, não estaremos em posição de reemitir nosso relatório. Se concluirmos que não poderemos reemitir nosso relatório, ou se nosso relatório exigir modificações, as razões para isso serão discutidas com o Conselho de Administração da Companhia (o “Conselho de Administração”) e a administração da Companhia. Assim, esse contrato não deve ser interpretado como constituinte do nosso acordo a ser associado à oferta de valores mobiliários referidos acima ou ao Registration Statement.	If we are unable to complete the procedures, we will not be in a position to reissue our report. If we conclude that we will not be able to reissue our report, or if our report requires modification, the reasons for this will be discussed with the Company’s Board of Directors and management. Accordingly, this agreement should not be construed as constituting our agreement to be associated with the offering of securities referred above or the Registration Statement.

B.	MANAGEMENT’S RESPONSIBILITIES	B.	MANAGEMENT’S RESPONSIBILITIES

A Deloitte não fornecerá qualquer assessoria jurídica ou realizará uma revisão legal do Registration Statement da Companhia, outras informações financeiras ou arquivamentos da SEC. A administração da Companhia reconhece e concorda que é responsabilidade da Companhia buscar o conselho jurídico adequado para tais assuntos.

Deloitte will not be providing any legal advice or conducting a legal review of the Company’s Registration Statement, other financial information or SEC filings. Management of the Company acknowledges and agrees that it is the Company’s responsibility to seek appropriate legal advice for such matters.

O Anexo III contém uma descrição das responsabilidades da Administração.	A description of management’s responsibilities is set forth in Appendix III.

C.	RESPONSABILIDADES DO CONSELHO DE ADMINISTRAÇÃO E COMUNICAÇÕES COM O AUDITOR	C.	BOARD OF DIRECTORS’ RESPONSIBILITIES AND COMMUNICATIONS WITH THE AUDITOR

Como auditores independentes da Companhia, reconhecemos que o Conselho de Administração é diretamente responsável pela nomeação, remuneração e supervisão do nosso trabalho, e, portanto, exceto quando especificamente indicado, reportaremos diretamente ao Conselho de Administração. Fomos informados pelo Conselho de Administração que os serviços a serem realizados descritos nessa carta-proposta, incluindo, quando aplicável, o uso pela Deloitte de afiliados ou entidades relacionadas, como subcontratados em conexão com este contrato, foram aprovados Conselho de Administração de acordo com as políticas e procedimentos pré-aprovação estabelecidos pelo Conselho de Administração.	As the Company’s independent auditor, we acknowledge that the Board of Directors is directly responsible for the appointment, compensation and oversight of our work, and therefore, except as otherwise specifically noted, we will report directly to the Board of Directors. You have advised us that the services to be performed described in this engagement letter, including, where applicable, Deloitte’s use of affiliates or related entities as subcontractors in connection with this engagement have been approved by the Board of Directors in accordance with the pre-approval policies and procedures established by the Board of Directors.

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De acordo com as Normas PCAOB e a Regra 2-07 da SEC do Regulamento S-X, somos obrigados a comunicar com o Conselho de Administração sobre assuntos relacionados as nossas auditorias e sobre certos assuntos antes da reemissão do nosso relatório e do arquivamento do Registration Statement com a SEC.	In accordance with PCAOB Rules and SEC Rule 2-07 of Regulation S-X, we are required to communicate with the Board of Directors about various matters in connection with our audits and on certain matters prior to the reissuance of our report and the filing of the Registration Statement with the SEC.

O Anexo IV descreve tais comunicações.	Appendix IV describes such communications.

Temos a responsabilidade de cumprir as regras e normas do PCAOB e as leis e regulamentos da SEC em relação à independência dos auditores. Para demonstrar o cumprimento desses requisitos e de acordo com o Rule 3526 do PCAOB “Communication with Audit Committee Concerning Independence” (“Regra 3526”), reportamos ao Conselho de Administração, por escrito, todos os relacionamentos entre a Deloitte e a Companhia, suas afiliadas ou pessoas em funções de elaboração ou supervisão de relatórios financeiros (conforme definido na Regra 2-01 do Regulamento S-X da SEC) na Companhia, que possam ser razoavelmente considerados a influenciar nossa independência e confirmamos ao Conselho de Administração nas referidas comunicações se somos ou não independentes em relação a Companhia, de acordo com as regras e normas do PCAOB e da SEC. Discutimos também a nossa independência com o Conselho de Administração de acordo com a Regra 3526. Para os fins deste parágrafo, “Deloitte” significa a Deloitte Touche Tohmatsu Auditores Independentes Ltda.; a Deloitte Touche Tohmatsu Limited, suas firmas-membro, as afiliadas da Deloitte Touche Tohmatsu Auditores Independentes Ltda., a Deloitte Touche Tohmatsu Limited e suas firmas-membro; e, em todos os casos, qualquer sucessor ou cessionário.	We have the responsibility to comply with the rules and standards of the PCAOB and the securities laws and regulations administered by the SEC regarding auditor independence. To demonstrate compliance with those requirements and in accordance with PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence (“Rule 3526”), we have described to the Board of Directors, in writing, all relationships between Deloitte and the Company, its affiliates, or persons in “financial reporting oversight roles” (as defined in SEC Rule 2-01 of Regulation S-X) at the Company, that may reasonably be thought to bear on our independence and affirmed to the Board of Directors in such communication whether we are independent of the Company within the meaning of the rules and standards of the PCAOB and the securities laws and regulations administered by the SEC. We also have discussed our independence with the Board of Directors in accordance with Rule 3526. For purposes of this paragraph, “Deloitte” shall mean Deloitte Touche Tohmatsu Auditores Independentes Ltda. and its subsidiaries; Deloitte Touche Tohmatsu Limited, its member firms, the affiliates of Deloitte Touche Tohmatsu Auditores Independentes Ltda., Deloitte Touche Tohmatsu Limited and its member firms; and, in all cases, any successor or assignee

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D.	INCLUSÃO DE RELATÓRIOS DA DELOITTE OU REFERÊNCIAS À DELOITTE EM OUTROS DOCUMENTOS OU “SITES” ELETRÔNICOS	D.	INCLUSION OF DELOITTE REPORTS OR REFERENCES TO DELOITTE IN OTHER DOCUMENTS OR WEBSITES

Caso a Companhia pretenda publicar ou reproduzir ou reproduzir de outra forma em qualquer documento, incluindo o Registration Statement, qualquer relatório emitido como resultado deste contrato, ou fazer referência à Deloitte em um documento que contenha outras informações, além das Demonstrações Financeiras Consolidadas auditadas (por exemplo, em um arquivamento periódico com a SEC ou outro regulador, em uma circular de oferta de dívida ou patrimônio líquido, ou em um memorando de colocação privada), associando assim a Deloitte a tal documento, a Companhia concorda que sua administração fornecerá à Deloitte uma minuta do documento para ler e obter nossa aprovação para a inclusão ou incorporação por referência a qualquer um de nossos relatórios, ou a referência à Deloitte, em tal documento antes que o documento seja impresso e distribuído. A inclusão ou incorporação por referência de qualquer um de nossos relatórios em qualquer documento constituiria a reemissão de tais relatórios. A Companhia também concorda que sua administração nos notificará e obterá nossa aprovação antes de incluir qualquer um de nossos relatórios em um site eletrônico.	If the Company intends to publish or otherwise reproduce in any document, including the Registration Statement, any report issued as a result of this engagement, or otherwise make reference to Deloitte in a document that contains other information in addition to the Consolidated Financial Statements (e.g., in a periodic filing with the SEC or other regulator, in a debt or equity offering circular , or in a private placement memorandum), thereby associating Deloitte with such document, the Company agrees that its management will provide Deloitte with a draft of the document to read and obtain our approval for the inclusion or incorporation by reference of any of our reports, or the reference to Deloitte, in such document before the document is printed and distributed. The inclusion or incorporation by reference of any of our reports in any document would constitute the reissuance of such reports. The Company also agrees that its management will notify us and obtain our approval prior to including any of our reports on an electronic site.

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Nosso compromisso de realizar os serviços aqui descritos não constitui nosso acordo de estar associado a quaisquer documentos publicados ou reproduzidos por ou em nome da Companhia. Qualquer solicitação da Companhia para reemissão qualquer relatório emitido em decorrência deste contrato, consentir com qualquer inclusão ou incorporação de tal relatório por referência em uma oferta ou outro documento, ou concordar com qualquer inclusão de tal relatório em um site eletrônico será considerado com base nos fatos e circunstâncias existentes no momento de tal solicitação. Com exceção dos honorários relacionados aos nossos procedimentos relacionados aos Registration Statement, os honorários estimados aqui descritos não incluem quaisquer procedimentos que precisem ser realizados em relação a qualquer solicitação desse tipo. Caso a Deloitte concorde em realizar tais procedimentos, os honorários para tais procedimentos estariam sujeitos ao acordo mútuo da Companhia e da Deloitte.	Our engagement to perform the services described herein does not constitute our agreement to be associated with any documents published or reproduced by or on behalf of the Company. Any request by the Company to reissue any report issued as a result of this engagement, to consent to any such report’s inclusion or incorporation by reference in an offering or other document, or to agree to any such report’s inclusion on an electronic site will be considered based on the facts and circumstances existing at the time of such request. Except for fees in connection with our procedures related to the Registration Statement, the estimated fees described herein do not include any procedures that would need to be performed in connection with any such request. Should Deloitte agree to perform such procedures, the fees for such procedures would be subject to the mutual agreement of the Company and Deloitte.

E.	ASSUNTOS ENVOLVENDO SUBSCRITORES	E.	MATTERS INVOLVING UNDERWRITERS

Em conjunto com registration statements, os subscritores frequentemente solicitam aos auditores de uma entidade que entreguem as chamadas “cartas de conforto” relativas às demonstrações financeiras, tabelas de informações derivadas das demonstrações financeiras e outras informações financeiras incluídas ou incorporadas por referência em um registration statement. Nossa disposição de fornecer uma carta de conforto a um subscritor em conexão com o Registration Statement, se solicitado, depende da conclusão bem-sucedida dos procedimentos contemplados por este contrato, nosso acordo de que as demonstrações financeiras consolidadas abrangidas pelo nosso relatório que estão incluídas no Registration Statement estão de acordo quanto à forma das regras e requisitos aplicáveis da SEC, e alcançamos um acordo mutuamente aceitável com o subscritor quanto ao escopo e natureza dos procedimentos específicos que o subscritor solicita que realizamos.	In conjunction with registration statements, underwriters frequently request an entity’s auditors to render so-called “comfort letters” relating to financial statements, financial statement schedules, and other financial information included in, or incorporated by reference in, a registration statement. Our willingness to provide a comfort letter to an underwriter in connection with the Registration Statement, if requested, is dependent upon the successful completion of the procedures contemplated by this engagement, our agreement that the consolidated financial statements covered by our report that are included in the Registration Statement conform as to form with the applicable rules and requirements of the SEC, and our reaching a mutually acceptable agreement with the underwriter as to the scope and nature of the specific procedures that the underwriter requests that we perform.

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Alguns subscritores também solicitarão que, como parte de seus procedimentos de due diligence, os auditores da Companhia se reúnam com eles. A Administração da Companhia é responsável pelas demonstrações financeiras consolidadas e outras informações financeiras incluídas no Registration Statement e, portanto, é a parte mais experiente para fins de resposta aos questionamentos financeiros de um subscritor. Como resultado, acreditamos que um representante experiente da Companhia deve participar de qualquer reunião desse tipo	Some underwriters will also request that, as part of their due diligence procedures, the Company’s auditors meet with them. The Company’s management is responsible for the Consolidated Financial Statements and other financial information included in the Registration Statement and, thus, is the party most knowledgeable for purposes of responding to the financial inquiries of an underwriter. As a result, we believe that a knowledgeable Company representative should attend any such meeting.

Os honorários estimados e incluídos nesta carta-proposta não incluem quaisquer procedimentos que sejamos solicitados a fazer para algum subscritor.	The estimated fees described herein do not include any procedures that we may be requested to perform for an underwriter.

F.	CRONOGRAMA DOS TRABALHOS	F.	WORK SCHEDULE

O cronograma para a execução dos trabalhos será discutido e acordado oportunamente com a Administração da Companhia, e, em face de suas características intrínsecas, esse serviço deverá ser executado de forma remota ou nas dependências da Companhia, sendo o livre acesso às informações pertinentes fundamental à sua execução. Periodicamente, forneceremos a V.Sas. lista das análises e dos documentos necessários ao desenvolvimento de nossos trabalhos. As datas serão confirmadas antes do início dos trabalhos para adequar as nossas necessidades às de V.Sas.

The work timetable will be discussed and agreed with the Company’s Management and, in light of its inherent characteristics, such work is expected to be performed at the Company’s premises or remotely, where unrestricted access to information is key to its performance. We will periodically provide you with a list of the analyses and documents required for the performance of our work. The dates will be confirmed before we begin our work to better suit our and your needs.

G.	ESTIMATIVA DE HONORÁRIOS	G.	ESTIMATED FEES

Os honorários estimados desse contrato são os seguintes:		Fees for this engagement are estimated to be as follows:

●	Auditoria das demonstrações financeiras consolidadas referentes ao exercício findo em 31 de dezembro de 2022 – R$750.000,00 (setecentos e cinquenta mil reais);	●	Audit of the consolidated financial statements as of and for the year ended December 31, 2022 – R$750.000,00 (seven hundred and fifty thousand Brazilian reais);

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●	Reemissão do relatório de auditoria sobre as demonstrações financeiras consolidadas referentes ao exercício findo em 31 de dezembro de 2021, e procedimentos a serem realizados em Conexão com o Registration Statement - R$3.595.000,00 (três milhões e quinhentos e noventa e cinco mil reais) e mais US$230.000,00 (duzentos e trinta mil dólares americanos)	●	Reissuance of our auditors´report as of and for the year ended December 31, 2021 and procedures to be performed in connection with Registration Statement - R$3,595,000.00 (three million five hundred and ninety five thousand Brazilian reais) and more US$230,000.00 two hundred and thirty thousand dollars)

Os honorários acima são líquidos dos tributos incidentes. O faturamento poderá ser realizado para diferentes entidades do grupo Nuvini, o que será determinado pela administração da Companhia.	The fees above are net of applicable taxes. We may invoice different entities from the Nuvini group, to be determined by the Company´s management.

Os honorários serão faturados em três parcelas, a primeira sendo 40% do saldo do contrato na assinatura e a segunda e terceiras sendo 30% do saldo do contrato (cada uma) 30 e 60 dias após a emissão da primeira fatura, os vencimentos das faturas serão de 15 dias. Nossos honorários são calculados com base em estimativas do tempo necessário para a execução dos trabalhos, considerando os diversos níveis de responsabilidade de acordo com as taxas em vigor, além de despesas extraordinárias.	Fees will be invoiced in three installments, the first of which will be 40% of the contract signing, and the second and third being 30% of the contract (each installment) 30 and 60 days after the issuance of the fist invoice, and invoices will be due within 15 days. Our fees are calculated based on our best estimates of the time required to perform the work, considering the various levels of responsibility and according to our billing rates in effect, plus extraordinary expenses.

Ao calcularmos nossa estimativa de honorários, levamos em consideração que nos será prestada toda a assistência que viermos a solicitar aos funcionários da Entidade, incluindo o preparo de análises de contas, demonstrações, etc., bem como a localização de documentos e o fornecimento de informações necessárias a nosso exame.

In calculating our estimate of fees, we have taken into consideration that we will be provided with all assistance we may require from the Entity’s personnel, including the preparation of analyses of accounts, statements, etc., as well as the location of documents and the provision of information necessary for our procedures.

A estimativa de honorários para a execução dos serviços aqui descritos baseia-se em certas premissas. Poderão ocorrer circunstâncias no decorrer do trabalho que possam vir a ter um efeito significativo sobre a estimativa mencionada, sendo necessária a cobrança de honorários adicionais.	The fee estimate for the performance of the services herein is based on certain assumptions. In the course of our work, there may be circumstances that might significantly affect targeted completion dates and / or our fee estimate. As a result, changes to the fees may be necessary.

Notificaremos prontamente a Companhia caso sejam identificadas quaisquer circunstâncias que possam ter um impacto significativo nos prazos de nossos trabalhos ou honorários estimados, incluindo, mas não limitados a alterações nos prazos da transação contemplada ou Registration Statement.

We will promptly notify you of any circumstances that may have a significant impact on the timing of our work and our estimated fees, including, but not limited to, changes in the timing of the contemplated transaction and/or the Registration Statement.

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O Anexo I descreve as circunstâncias que podem afetar nossos prazos e estimativas de honorários.	Appendix I, describes additional circumstances, that could affect timing and our fee estimates.

A continuação dos serviços nos termos desta carta-proposta depende do pagamento das faturas de acordo com as condições anteriormente estabelecidas. Sem prejuízo dos demais direitos ou recursos legais cabíveis, a Deloitte terá o direito de suspender ou cancelar os serviços por ela prestados no todo ou em parte até que o pagamento de faturas vencidas seja efetuado.

Continuation of services under this engagement is contingent upon payment of invoices in accordance with the terms previously set forth. Without prejudice to its other legal rights or remedies, Deloitte shall be entitled to suspend or cancel its services in whole or in part until all past due invoices are paid.

H.	CONSIDERAÇÕES FINAIS	H.	FINAL CONSIDERATIONS

As partes reconhecem e concordam que a Deloitte está sendo contratada sob esta carta proposta para fornecer apenas os serviços aqui descritos. Se a Companhia ou o Conselho de Administração solicitarem, e se a Deloitte concordar em fornecer serviços (incluindo serviços de auditoria) além dos descritos aqui, tais serviços constituirão um compromisso separado e serão regidos por uma carta proposta separada.

The parties acknowledge and agree that Deloitte is being engaged under this engagement letter to provide only the services described herein. Should the Company or the Board of Directors request, and should Deloitte agree to provide services (including audit services) beyond those described herein, such services will constitute a separate engagement and will be governed by a separate engagement letter.

Esta carta proposta, incluindo anexos I a V, constitui todo o acordo entre as partes no que diz respeito a este compromisso e substitui quaisquer outros acordos ou entendimentos prévios ou contemporâneos entre as partes, escritos ou orais, relativos a este compromisso.

This engagement letter, including Appendices I through V attached hereto and made a part hereof, constitutes the entire agreement between the parties with respect to this engagement and supersedes any other prior or contemporaneous agreements or understandings between the parties, whether written or oral, relating to this engagement.

Se os termos acima forem aceitáveis e os serviços descritos estiverem de acordo com seu entendimento, por favor, assine a cópia desta carta proposta no espaço fornecido e devolva-a para nós.	If the above terms are acceptable and the services described are in accordance with your understanding, please sign the copy of this engagement letter in the space provided and return it to us.

Atenciosamente,	Yours truly,

DELOITTE TOUCHE TOHMATSU
Auditores Independentes Ltda.

/s/ Marcio Albuquerque Cavalcanti
Marcio Albuquerque Cavalcanti Sócio/Engagement Partner

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Nuvini S.A.

Os serviços e termos estabelecidos na carta-proposta, acima referida, são reconhecidos e aprovados pelo Conselho de Administração em nome da Nuvini S.A./The services and terms set forth in the above mentioned engagement letter are acknowledged and approved by the Board of Directors on behalf of Nuvini S.A.

De acordo, em nome da/Agreed to, on behalf of Nuvini S.A.:

Pierre Schurmann / Chairman of Board
Por/By:	of Directors & CEO	/s/ Pierre Carneiro Ribeiro Schurmann	03 March 2023 | 09:12 BRT
	Nome e cargo/Name and title	Assinatura/Signature	Data/Date

Por/By:	Luiz Busnello / Finance Director	/s/ Luiz antonio Busnello Fernandes	03 de março de 2023 | 09
	Nome e cargo/Name and title	Assinatura/Signature	Data/Date

Testemunhas/Witnesses:

/s/ Lucas Pereira de Araujo		/s/ Luiz Antonio Busnello Fernandes
Nome/Name	Lucas Pereira de Araujo	Nome/Name	Luiz Antonio Busnello Fernandes
CPF nº/ID (CPF) No.	341.781.118-09	CPF nº/ID (CPF) No.	302.031.668-50

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Nuvini S.A.	Anexo/Appendix I

Este Anexo é parte da carta proposta datada de 08 de fevereiro de 2023, entre Deloitte Touche Tohmatsu Auditores Independentes Ltda. e Nuvini S.A. e reconhecida e acordada com o Conselho de Administração da Nuvini S.A.		This Appendix I is part of the engagement letter dated February 8th, 2023, between Deloitte Touche Tohmatsu Auditores Independentes Ltda. and Nuvini S.A. and acknowledged and agreed to by the Board of Directors Nuvini S.A.

CIRCUNSTÂNCIAS QUE PODEM AFETAR O CRONOGRAMA E A ESTIMATIVA DE HORAS E HONORÁRIOS		CIRCUMSTANCES THAT MAY AFFECT TIMING AND ESTIMATED HOURS AND FEES

A estimativa de honorários para os serviços propostos baseia-se em certas premissas. Poderão ocorrer circunstâncias no decorrer do trabalho que possam vir a ter um efeito significativo sobre o cronograma e a estimativa mencionada, sendo necessária a cobrança de honorários adicionais. Tais circunstâncias incluem, entre outras, as seguintes:		The fee estimate for the performance of the services herein is based on certain assumptions. In the course of our work, there may be circumstances that might significantly affect targeted completion dates and / or our fee estimate. As a result, changes to the fees may be necessary. These circumstances include, without limitation, the following:

1.	Mudanças na data de realização do trabalho por solicitação da Entidade - mudanças na data de realização do trabalho normalmente exigem a realocação dos funcionários utilizados pela Deloitte para a realização dos serviços anteriormente especificados. No entanto, dada a dificuldade de realocar indivíduos para outros trabalhos, a Deloitte poderá incorrer em custos significativos não previstos.	1.	Changes in the dates the work is performed, at the Company’s request - changes in the dates the work is performed usually require the relocation of Deloitte’s employees assigned to perform the services specified herein. However, considering the difficulty in relocating employees to other engagements, Deloitte may incur significant unforeseen costs.

2.	Demonstrativos de auditoria: (a) não fornecidos pela Entidade na data solicitada; (b) não completados em um formato aceitável pela Deloitte; (c) matematicamente incorretos; ou (d) em desacordo com os registros adequados da Entidade (por exemplo, contas do razão geral). A Deloitte fornecerá à Entidade uma lista separada dos demonstrativos solicitados, as solicitações de informação e as datas em que tais itens serão necessários.	2.	Audit statements that are: (a) not provided by the Company on the requested date; (b) not completed in a format that is acceptable to Deloitte; (c) mathematically incorrect; or (d) not in conformity with the Company’s relevant records (e.g., general ledger accounts). Deloitte will provide the Company with a separate list of the requested statements, the information requests, and the dates when such items will be necessary.

3.	Atrasos significativos em responder às nossas solicitações de informação, tais como a reconciliação de contas ou o fornecimento da documentação-suporte solicitada (por exemplo, notas fiscais, contratos, etc.).	3.	Significant delays in replying to our information requests, such as accounts reconciliation or the provision of requested supporting documentation (e.g. invoices, agreements, etc.).

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Anexo/Appendix I	Nuvini S.A.

4.	Deterioração na qualidade dos registros contábeis da Entidade ao longo do trabalho no ano corrente em comparação com o ano anterior.	4.	Deterioration in the quality of the Company’s accounting records throughout the year as compared to the previous year.

5.	Um balancete de verificação completo, com referência para as análises de suporte, demonstrativos de auditoria e Demonstrações Financeiras Consolidadas, não é fornecido pela Entidade no prazo definido.	5.	A complete trial balance, with reference to the supporting analyses, audit statements and Consolidated Financial Statements, is not provided by the Company within the agreed deadline.

6.	Minutas das Demonstrações Financeiras Consolidadas com documentação-suporte apropriada não são preparadas de forma adequada e a tempo de permitir-nos concluir o processo de auditoria de acordo com o cronograma proposto.	6.	Drafts of the consolidated financial statements with appropriate supporting documentation are not appropriately and timely prepared in order to allow us to complete the audit process within the proposed schedule.

7.	Não fornecimento de acesso a arquivos eletrônicos em formato apropriado e contendo as informações solicitadas. A Deloitte fornecerá à Entidade uma relação separada dos arquivos solicitados e das datas em que estes serão necessários. Também será combinado previamente com a Gerência da área de Tecnologia de Informação o trabalho a ser realizado pelos nossos especialistas em segurança de sistemas.	7.	Failure to provide access to electronic files prepared in a proper format and containing the information requested. Deloitte will provide the Company with a separate list containing the required files and the dates in which they have to be sent to us. We will also agree in advance with the Information Technology manager the work to be carried out by our systems security specialists.

8.	Não disponibilização à equipe de auditoria, enquanto estiver executando os trabalhos nas dependências da Entidade, de acesso à Internet (por meio da rede existente da Entidade ou de outra conexão de alta velocidade) para o propósito de condução da auditoria.	8.	Failure to provide to the audit team, while this team is performing their work at the Company’s premises, access to the Internet (via an existing network or other high-speed connection) for the purpose of conducting the audit.

9.	Deficiências significativas identificadas nos controles internos da Entidade, resultando na expansão dos procedimentos de auditoria.	9.	Significant deficiencies identified in the Company’s internal control, resulting in the extension of the audit procedures.

10.	Um volume significativo de ajustes de auditoria propostos identificados durante nossos trabalhos, o que pode acarretar revisões nos tamanhos de amostras de testes anteriormente definidos e a necessidade de refazer conjuntos de testes.	10.	A significant volume of proposed audit adjustments, identified in the course of our work, which could result in revising the size of the previously defined test samples, and the need to re-perform the test sets.

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Nuvini S.A.	Anexo/Appendix I

11.	Uma quantidade significativa de minutas das Demonstrações Financeiras consolidadas é submetida à nossa revisão ou a identificação de um nível significativo de deficiências nas minutas das Demonstrações Financeiras consolidadas.	11.	A significant volume of the draft Consolidated Financial Statements is submitted to our review or a significant level of deficiencies in the draft consolidated Consolidated Financial Statements is identified.

12.	Novas questões ou mudanças significativas:	12.	New issues or significant changes:

a)	Novas questões contábeis significativas.	a)	New significant accounting issues.

b)	Mudanças significativas nas práticas contábeis e políticas contábeis em relação àquelas adotadas em anos anteriores.	b)	Significant changes in accounting practices in relation to those adopted in prior years.

c)	Mudanças ou transações significativas não consideradas em nossos orçamentos.	c)	Significant changes or transactions not taken into consideration in fee estimate.

d)	Mudanças significativas no processo de elaboração de relatórios financeiros ou nos sistemas de Tecnologia da Informação da Entidade.	d)	Significant changes in the financial reporting process or in the Company’s Information Technology systems.

e)	Mudanças significativas no pessoal da área Contábil da Entidade, em suas responsabilidades ou sua disponibilidade.	e)	Significant changes in the Company’s accounting personnel, their responsibilities or their availability.

f)	Mudanças significativas nas normas de auditoria que exijam dispêndio de tempo adicional ou nos requisitos de auditoria pelos órgãos reguladores.	f)	Significant changes in the standards on auditing that require spending additional time or in audit requirements by regulatory agencies.

13.	Mudanças significativas no uso de especialistas pela Entidade, ou os especialistas ou o produto de seu trabalho não atendem aos requisitos exigidos pelas normas de auditoria para que possamos utilizar o trabalho destes.	13.	Significant changes in the use of specialists by the Company, or the specialists or their deliverables do not meet the requirements of the standards on auditing so that we can rely on their work.

14.	Mudanças no escopo da auditoria por solicitação da Administração ou causadas por eventos além do nosso controle.	14.	Changes in the audit scope at Management’s request or caused by events that are beyond our control.

15.	O número e duração das drafting sessions e minutas a serem lidas, bem com a natureza e a extensão de comentários da SEC e eventuais alterações ao Registration Statement.	15.	The number and duration of drafting sessions and drafts required to be read, and the nature and extent of any SEC comments and related amendments to the Registration Statement.

* * * * *

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Anexo/Appendix II	Nuvini S.A.

Este Anexo é parte da carta proposta datada de 08 de fevereiro de 2023, entre Deloitte Touche Tohmatsu Auditores Independentes Ltda. e Nuvini S.A. e reconhecida e acordada pelo Conselho de Administração da Nuvini S.A.		This Appendix II is part of the engagement letter dated February 8th, 2023, between Deloitte Touche Tohmatsu Auditores Independentes Ltda. and Nuvini S.A. and acknowledged and agreed to by the Board of Directors Nuvini S.A.

DESCRIÇÃO DE UMA AUDITORIA DAS DEMONSTRAÇÕES FINANCEIRAS		DESCRIPTION OF A FINANCIAL STATEMENT AUDIT

Componentes de uma auditoria das demonstrações financeiras		Components of a Financial Statement Audit

Uma auditoria inclui o seguinte:		A financial statement audit includes the following:

●	Obter um entendimento dos controles internos relevantes para a auditoria par planejarmos procedimentos de auditoria apropriados às circunstâncias, mas não com o objetivo de expressarmos uma opinião sobre a eficácia dos controles internos sobre reporte financeiro.	●	Obtaining an understanding of internal control sufficient to plan the audit and to determine the nature, timing, and extent of audit procedures to be performed, but not for the purpose of expressing an opinion on the effectiveness of internal control over financial reporting.

●	Constatação, com base em testes, das evidências e dos registros que suportam os valores e informações divulgadas nas demonstrações financeiras	●	Examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements

●	Indagação diretamente ao Conselho de Administração sobre: (1) sua visão sobre os riscos de fraude na Companhia, (2) se os membros têm conhecimento de quaisquer fraudes, suspeitas ou supostas fraudes que impactam a Companhia, e (3) se está ciente de dicas ou reclamações sobre os relatórios financeiros da Companhia (incluindo aqueles recebidos através de qualquer programa interno de denúncias, caso tal programa exista) e, se for o caso, suas respostas a tais dicas e reclamações.	●	Inquiring directly of the Board of Directors regarding (1) its views about fraud risks in the Company, (2) whether it has knowledge of any actual, suspected, or alleged fraud affecting the Company, and (3) whether it is aware of tips or complaints regarding the Company’s financial reporting (including those received through any internal whistleblower program, if such program exists) and, if so, its responses to such tips and complaints

●	Avaliação das práticas contábeis utilizadas e das estimativas significativas feitas pela Administração.	●	Assessing the accounting principles used and significant estimates made by management

●	Avaliação da apresentação das demonstrações financeiras da Companhia tomadas em conjunto.	●	Evaluating the overall financial statement presentation

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Nuvini S.A.	Anexo/Appendix II

Segurança Razoável	Reasonable Assurance

As Normas do PCAOB requerem que planejemos e realizemos nossa auditoria para obter uma segurança razoável, mas não absoluta, sobre se as demonstrações financeiras da Companhia não contêm erros monetários materiais que sejam causados por erro ou fraude. Contudo devido às características da fraude, uma auditoria planejada e conduzida adequadamente pode não detectar um erro ou fraqueza material. Dessa forma, existe o risco de que um erro material sobre as demonstrações financeiras não seja detectado. Além disso, uma auditoria não é desenhada para detectar erro ou fraude que seja imaterial às demonstrações financeiras que, individualmente ou em combinação, são menos severos que uma fraqueza material.	The PCAOB Standards require that we plan and perform the audit to obtain reasonable, rather than absolute, assurance about whether the financial statements are free of material misstatement, whether caused by error or fraud. However, because of the characteristics of fraud, a properly planned and performed audit may not detect a material misstatement. Accordingly, there is some risk that a material misstatement of the financial statements would remain undetected. Also, a financial statement audit is not designed to detect error or fraud that is immaterial to the financial statements, nor is it designed to provide assurance on internal control or to identify control deficiencies.

* * * * *

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Anexo/Appendix III	Nuvini S.A.

Este Anexo é parte da carta proposta datada de 08 de fevereiro de 2023, entre Deloitte Touche Tohmatsu Auditores Independentes Ltda. e Nuvini S.A. e reconhecida e acordada pelo Conselho de Administração da Nuvini S.A.		This Appendix III is part of the engagement letter dated February 8th, 2023, between Deloitte Touche Tohmatsu Auditores Independentes Ltda. and Nuvini S.A. and acknowledged and agreed to by the Board of Directors Nuvini S.A.

RESPONSABILIDADES DA ADMINISTRAÇÃO		MANAGEMENT’S RESPONSIBILITIES

DEMONSTRAÇÕES FINANCEIRAS CONSOLIDADAS		CONSOLIDATED FINANCIAL STATEMENTS

A administração é responsável pela preparação, apresentação justa e exatidão geral das Demonstrações Financeiras Consolidadas, incluindo divulgações, em conformidade com Normas Internacionais de Relatórios Financeiros - IFRS, emitidas pelo IASB. Nesse sentido, a gestão tem a responsabilidade, entre outras coisas:		Management is responsible for the preparation, fair presentation and overall accuracy of the consolidated financial statements, including disclosures, in accordance with International Financial Reporting Standards - IFRS, issued by the IASB. In this regard, management is responsible for, among other things:

●	Selecionar e aplicar as políticas contábeis	●	Selecting and applying accounting policies

●	Estabelecer e manter controle interno efetivo sobre relatórios financeiros	●	Establishing and maintaining effective internal control over financial reporting

●	Identificar e garantir que a Companhia cumpra as leis e regulamentos aplicáveis às suas atividades e nos informando de quaisquer violações materiais conhecidas ou possíveis de tais leis ou regulamentos	●	Identifying and ensuring that the Company complies with the laws and regulations applicable to its activities and informing us of any known or possible material violations of such laws or regulations

●	Ajustar as Demonstrações Financeiras Consolidadas para corrigir declarações materiais relacionadas a contas ou divulgações, e afirmar à DELOITTE na carta de representação que os efeitos de quaisquer ajustes identificados por nós são imateriais, tanto individualmente quanto no agregado, às Demonstrações Financeiras Consolidadas tomadas como um todo	●	Adjusting the consolidated financial statements to correct material statements relating to accounts or disclosures, and affirming to DELOITTE in the representation letter that the effects of any uncorrected misstatements aggregated by us are immaterial, both individually and in the aggregate, to the consolidated financial statements taken as a whole

●	Fornecer à DELOITTE (1) acesso a todas as informações de qual administração e, se for o caso, o Conselho de Administração está ciente de que é relevante para a elaboração e apresentação justa das Demonstrações Financeiras Consolidadas, como registros, documentação e outros assuntos, (2) informações adicionais que podemos solicitar à administração e, se for o caso, ao Conselho de Administração para fins de nossos procedimentos, e (3) acesso irrestrito ao pessoal dentro da Empresa de quem determinamos a necessidade de obtenção de evidências.	●	Providing DELOITTE with (1) access to all information of which management and, where appropriate, the Board of Directors are aware that is relevant to the preparation and fair presentation of the consolidated financial statements, such as records, documentation and other matters, (2) additional information that we may request from management and, where appropriate, the Board of Directors for purposes of our audits and procedures, and (3) unrestricted access to personnel within the Company from whom we determine it necessary to obtain evidence.

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Nuvini S.A.	Anexo/Appendix III

PROGRAMAS E CONTROLES DE PREVENÇÃO E DETECÇÃO DE FRAUDE	FRAUD PREVENTION AND DETECTION PROGRAMS AND CONTROLS

A Administração é responsável pelos seguintes itens:	Management is responsible for the following:

● Elaborar, implementar e manter programas e controles internos de prevenção e detecção de fraude e erro.	● Preparing, implementing, and maintaining fraud and error prevention and detection programs and controls.

● Informar-nos sobre todas as fraudes conhecidas ou suspeitas de fraude que afetem a Entidade, envolvendo: (a) a Administração; (b) empregados com funções significativas nos controles internos; e (c) outros em que a fraude poderia ter um efeito relevante nas Demonstrações Financeiras Consolidadas.	● Informing us about all known or suspected fraud affecting the Company, involving: Management; (b) employees exercising significant internal control duties; and (c) others whose fraud could have a material impact on the Consolidated Financial Statements.

● Informar-nos sobre seu conhecimento de qualquer fraude ou suspeita de fraude que afete a Entidade e suas Demonstrações Financeiras Consolidadas, obtidas em comunicações efetuadas por empregados, ex-empregados, analistas, órgãos reguladores ou outros.	● Informing us about its knowledge of any suspected or known fraud affecting the Company and its Consolidated Financial Statements, reported by employees, former employees, analysts, regulatory agencies or other stakeholders.

CARTAS DE REPRESENTAÇÃO	MANAGEMENT REPRESENTATION LETTERS

Faremos indagações específicas a administração da Companhia sobre as representações incorporadas nas Demonstrações Financeiras Consolidadas incorporadas por referência no Registration Statement e sobre os eventos subsequentes à data do nosso relatório. Além disso, solicitaremos que a administração nos forneça as representações escritas que a Companhia é obrigada a fornecer aos seus auditores sob as Normas PCAOB. As respostas a essas indagações e as representações escritas da administração fazem parte da questão probatória em que a DELOITTE dependerá em determinar se reemitirá nosso relatório sobre as Demonstrações Financeiras Consolidadas e, se for o caso, se nosso relatório requer modificação.	We will make specific inquiries of the Company’s management about the representations embodied in the consolidated financial statements and about events subsequent to the date of our report. In addition, we will request that management provide us with the written representations that the Company is required to provide to its auditors under the PCAOB Standards. The responses to these inquiries and management’s written representations are part of the evidential matter on which DELOITTE will rely on in forming its opinions on the consolidated financial statements and in determining whether to reissue any report on the consolidated financial statements to be included in the Registration Statement, and, if so, whether our report requires modification.

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Anexo/Appendix III	Nuvini S.A.

OBTENÇÃO DE PRÉ-APROVAÇÃO DOS SERVIÇOS	OBTAINING PRE-APPROVAL FOR SERVICES

A Administração é responsável pela coordenação da obtenção da pré-aprovação do Conselho de Administração, de acordo com o processo de pré-aprovação do Conselho de Administração, para que quaisquer serviços sejam prestados pela DELOITTE à Companhia.	Management is responsible for coordinating the obtaining of Board of Directors pre-approval, in accordance with the Board of Directors pre-approval process, for any services to be provided by DELOITTE to the Company.

ASSUNTOS DE INDEPENDÊNCIA	INDEPENDENCE MATTERS

Em conexão com nossa contratação, a DELOITTE, a administração e o Conselho de Administração assumirão certas funções e responsabilidades em um esforço para ajudar a DELOITTE a manter a independência e garantir o cumprimento das leis e regulamentos de valores mobiliários. A DELOITTE comunicará aos seus sócios, diretores e funcionários que a Companhia é um cliente de auditoria. A administração da Companhia garantirá que a Companhia, juntamente com suas subsidiárias e outras entidades que compõem a Companhia para fins das Demonstrações Financeiras Consolidadas, tenha políticas e procedimentos em vigor com o objetivo de garantir que nem a Companhia, nem qualquer subsidiária ou outra entidade, atue para contratar a DELOITTE ou aceitar da DELOITTE qualquer serviço que não tenha sido submetido ao seu processo pré-aprovação ou que, sob a SEC ou outras regras aplicáveis, prejudiquem a Independência da DELOITTE. Todos os serviços potenciais serão discutidos com o Sr. Marcio Albuquerque Cavalcanti, sócio de auditoria.	In connection with our engagement, DELOITTE, management and the Board of Directors will assume certain roles and responsibilities in an effort to assist DELOITTE maintain independence and ensure compliance with securities laws and regulations. DELOITTE will communicate to its partners, directors and employees that the Company is an attest client. The Company’s management will ensure that the Company, together with its subsidiaries and other entities that comprise the Company for purposes of the consolidated financial statements, has policies and procedures in place for the purpose of ensuring that neither the Company, nor any such subsidiary or other entity, will act to engage DELOITTE or accept from DELOITTE any service that either have not been subject to its pre-approval process or that, under SEC or other applicable rules, would impair DELOITTE’s Independence. All potential services are to be discussed with Mr. Marcio Albuquerque Cavalcanti, audit partner.

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Nuvini S.A.	Anexo/Appendix III

Em relação ao anterior, a Companhia concorda em fornecer à DELOITTE e manter a DELOITTE atualizada em relação a (1) uma árvore corporativa que identifica os nomes legais das afiliadas da Companhia, incluindo afiliados conforme definido na Regra 2-01 (f)(4) do Regulamento S-X, (por exemplo, pais, subsidiárias, investidores ou investidos), juntamente com a relação de propriedade entre tais entidades; (2) os nomes legais de quaisquer pessoas físicas e/ou entidades que sejam (i) beneficiários da Companhia ou de suas afiliadas que tenham influência significativa sobre a Companhia, (ii) diretores da Companhia ou de suas afiliadas em capacidade de decisão na Companhia, e (iii) em funções de supervisão de relatórios financeiros na Companhia e suas subsidiárias consolidadas relevantes; e (3) quaisquer instrumentos de patrimônio ou de dívida da Companhia e suas afiliadas (incluindo , sem limitação, dívidas incentivadas de tais entidades que são emitidas através de autoridades governamentais) que estão disponíveis para investidores individuais (seja através de ações, títulos, commodities, futuros ou mercados similares dentro ou fora dos Estados Unidos, ou ações, dívidas ou quaisquer outras ofertas de títulos), juntamente com informações relacionadas de identificação de títulos (por exemplo, símbolos de ticker ou CUSIP®Isin®, ou Sedol® números). A Companhia reconhece e concorda que tais informações podem ser tratadas pela DELOITTE como disponíveis ao público.	In connection with the foregoing, the Company agrees to provide Deloitte with and keep Deloitte current with respect (1) a corporate tree identifying the legal names of the Company’s affliates, including the legal names of the Company’s affliiattes, including affliates as defined in Rule 2-01 (f)(4) of Regulation S-X, (e.g., parents, subsidiaries, investors or investees), together with the ownership relationship among such entities; (2)the legal names of any individuals and/or entities that are (i) beneficial owners of the Company or its affiliates that have significant influence over the Company, (ii) officers and directors of the Company or its affiliates in a decision-making capacity at the Company, and (iii) in financial reporting oversight roles at the Company and its material consolidated subsidiaries; and (3) any equity or debt securities of the Company and its affiliates (including , without limitation, tax-advantaged debt of such entities that are issued through governmental authorities) that are available to individual investors (whether through equity securities, commodities, futures or similar markets inside or outside the United States, or equity, debt or any other securities offerings), together with related security identifying information (e.g., ticker symbols or CUSIP®Isin®, or Sedol® numbers). The Company acknowledges and agrees that such information may be treated by DELOITTE as being in the public domain.

A Administração trabalhará em conjunto com a Deloitte para assegurar que a independência da Deloitte não seja comprometida pela contratação de ex ou atual sócio, diretor ou profissional da Deloitte para ocupar certos cargos. A Administração da Companhia se certificará de que a Entidade, juntamente com suas subsidiárias e outras entidades que fazem parte da Companhia para fins das Demonstrações Financeiras Consolidadas, adota ainda políticas e procedimentos para garantir que a independência da Deloitte não será comprometida pela contratação de ex ou atual sócio, diretor ou profissional da Deloitte que exerça função contábil ou de supervisão da elaboração de relatórios financeiros que resultaria em descumprimento das leis e regulamentos de valores mobiliários.	Management will coordinate with Deloitte to ensure that Deloitte’s independence is not impaired by hiring former or current Deloitte partners, directors or professional employees for certain positions. The Company’s Management will ensure that the Company, together with its subsidiaries and other entities that comprise the Company for the purposes of the Consolidated Financial Statements, also adopts policies and procedures to ensure that Deloitte independence will not be impaired by hiring a former or current Deloitte partner, director or professional employee in an accounting role or financial reporting oversight role that would cause a violation of securities laws and regulations.

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Anexo/Appendix III	Nuvini S.A.

Qualquer oportunidade de emprego na Companhia para um ex ou atual sócio, diretor ou profissional da Deloitte deve ser discutida com o Sr. Marcio Albuquerque Cavalcanti, sócio de auditoria, e aprovada pelo Conselho de Administração antes de serem iniciadas conversações sérias com o ex ou atual sócio, diretor ou profissional da Deloitte, caso essa oportunidade se refira (1) a exercer o cargo de Diretor Presidente, “Controller”, Diretor Financeiro, Diretor Contábil, ou qualquer cargo similar na Entidade ou cargo comparável em uma subsidiária relevante da Entidade; (2) a atuar no Conselho de Administração da Entidade; (3) a atuar como membro do Comitê de Auditoria; ou (4) a exercer qualquer outro cargo que resultaria em descumprimento das leis e regulamentos de valores mobiliários.	Any employment opportunities with the Company for a former or current Deloitte partner, director or professional employee should be discussed with Mr. Marcio Albuquerque Cavalcanti, audit partner, and approved by the Board of Directors before entering into substantive employment conversations with such Deloitte partner, director or professional employee, if such opportunity relates to (1) serving in the position of Chief Executive Officer, Controller, Chief Financial Officer, Chief Accounting Officer, or any similar position at the Company or comparable position in a significant subsidiary of the Company; (2) on the Company’s board of directors; (3) as a member of the Audit Committee; or (4) in any other position that would cause a violation of securities laws and regulations.

Para os fins dos quatro parágrafos anteriores, “Deloitte” significa a Deloitte Touche Tohmatsu Auditores Independentes Ltda.; a Deloitte Touche Tohmatsu Limited, suas firmas-membro, as associadas da Deloitte Touche Tohmatsu Auditores Independentes Ltda., a Deloitte Touche Tohmatsu Limited e suas firmas-membro; e, em todos os casos, qualquer sucessor ou cessionário.	For purposes of the four preceding paragraphs, Deloitte refers to Deloitte Touche Tohmatsu Auditores Independentes Ltda. and its subsidiaries; Deloitte Touche Tohmatsu Limited, its member firms, the affiliates of Deloitte Touche Tohmatsu Auditores Independentes Ltda., Deloitte Touche Tohmatsu Limited and its member firms; and, in all cases, any successor or assignee.

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Nuvini S.A.	Anexo/Appendix IV

Este anexo é parte da carta proposta datada de 08 de fevereiro de 2023, entre Deloitte Touche Tohmatsu Auditores Independentes Ltda. e Nuvini S.A., e reconhecida e acordada pelo Conselho de Administração da Nuvini S.A.	This Appendix IV is part of the engagement letter dated February 8th, 2023, between Deloitte Touche Tohmatsu Auditores Independentes Ltda. and Nuvini S.A. and acknowledged and agreed to by the Board of Directors Nuvini S.A.

COMUNICAÇÕES COM O CONSELHO DE ADMINISTRAÇÃO	COMMUNICATIONS WITH THE BOARD OF DIRECTORS

FRAUDES E ATOS ILEGAIS	FRAUD AND ILLEGAL ACTS

Reportaremos diretamente ao Conselho de Administração quaisquer fraudes que envolvam a Alta Administração da Companhia sobre as quais tenhamos conhecimento e quaisquer fraudes (causadas tanto pela Alta Administração como por outros funcionários da Companhia) de que tenhamos conhecimento que causem erros materiais às Demonstrações Financeiras Consolidadas. Reportaremos à Alta Administração quaisquer fraudes executadas por funcionários em níveis menores das quais tenhamos conhecimento que não causem erros materiais às Demonstrações Financeiras Consolidadas; contudo, não comunicaremos tais assuntos diretamente ao Conselho de Administração, a não ser que sejamos solicitados por ele.	We will report directly to the Board of Directors any fraud of which we become aware that involves the Company’s Senior Management of and any fraud (whether caused by Senior Management or by other employees of the Company) of which we become aware that causes a material misstatement of the consolidated financial statements. We will report to Senior Management any fraud perpetrated by lower-level employees of which we become aware that does not cause a material misstatement of the consolidated financial statements; however, we will not report such matters directly to the Board of Directors unless otherwise directed by the Board of Directors.

Informaremos os níveis apropriados da Administração da Companhia e determinaremos que o Conselho de Administração esteja adequadamente informado sobre atos ilegais que foram detectados ou vieram à nossa atenção durante o curso de nossa auditoria, a menos que estes sejam claramente inconsequentes.	We will inform the appropriate level of the Company’s management and determine that the Board of Directors is adequately informed with respect to illegal acts that have been detected or have otherwise come to our attention during the course of our audit and procedures, unless the illegal acts are clearly inconsequential.

ASSUNTOS RELACIONADOS AOS CONTROLES INTERNOS	INTERNAL CONTROL MATTERS

Comunicaremos por escrito à Administração e ao Conselho de Administração todas as deficiências significativas e fraquezas materiais (conforme definidas nas normas do PCAOB) identificadas durante a auditoria.	We will communicate in writing to management and the Board of Directors all significant deficiencies and material weaknesses (as defined in the PCAOB Standards) identified during the audit.

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OUTRAS COMUNICAÇÕES	OTHER MATTERS

Comunicaremos outros assuntos requeridos pela Norma de Auditoria 1301 do PCAOB (“AS 1301”) e Regra 2-07 do Regulamento S-X da SEC antes de a Companhia arquivar nosso relatório ou consentimento na SEC.	We will communicate matters required by PCAOB Auditing Standard 1301 (“AS 1301”) and Rule 2-07 of SEC Regulation S-X prior to the Company filing our report or consent with the SEC.

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Nuvini S.A.	Anexo/Appendix V

	Este anexo é parte da carta proposta datada de 08 de fevereiro de 2023, entre Deloitte Touche Tohmatsu Auditores Independentes Ltda. e Nuvini S.A., e reconhecida e acordada pelo Conselho de Administração da Nuvini S.A.		This Appendix III is part of the engagement letter dated February 8th, 2023, between Deloitte Touche Tohmatsu Auditores Independentes Ltda. and Nuvini S.A. and acknowledged and agreed to by the Board of Directors Nuvini S.A.

	CONDIÇÕES GERAIS DE PRESTAÇÃO DE SERVIÇOS		GENERAL BUSINESS TERMS

1.	CONDIÇÕES GERAIS	1.	GENERAL CONDITIONS

1.1.	As Partes expressamente reconhecem e concordam que o disposto na Proposta se baseia nos entendimentos e nas expectativas vigentes à época em que esta foi preparada e que as datas de início e término dos Serviços nela contidas não são exatas, podendo ser revisadas durante o prazo previsto para sua execução, sendo consideradas somente como datas estimadas de princípio e finalização das tarefas. Não obstante, a DELOITTE concorda em empregar diligentes esforços para cumprir tal cronograma.	1.1.	The Parties expressly acknowledge and agree that the provisions set forth in the Engagement Letter are based on the understandings and expectations in effect on the date it was prepared and that the initial and final dates of the Services indicated in the Engagement Letter are not exact and could be revised over the estimated performance period; therefore, they are solely considered as estimated initial and final dates. Notwithstanding, DELOITTE agrees to undertake its best efforts to comply with any such schedule.

1.2.	Apesar de qualquer outra disposição da presente Proposta, e desde que a DELOITTE empregue diligentes esforços para tanto, esta não poderá ser responsabilizada nem considerada inadimplente em razão de não concluir a execução de determinada especificação de trabalho no cronograma proposto. A DELOITTE concorda em notificar o CLIENTE prontamente, por escrito, caso haja previsão de atraso no cumprimento de suas obrigações.	1.2.	Notwithstanding any other provision herein, and provided that DELOITTE makes diligent efforts to that effect, DELOITTE shall not be held liable or deemed to be in default for failure to complete the performance of a certain work specification within the proposed schedule. DELOITTE agrees to notify the CLIENT immediately, in writing, if it expects any delay in the performance of its obligations.

2.	SERVIÇOS ESPECÍFICOS	2.	SPECIFIC SERVICES

2.1.	De acordo com as normas profissionais, na eventualidade de a DELOITTE não conseguir concluir os exames de auditoria nem formar uma opinião sobre as Demonstrações Financeiras Consolidadas, ou se formos impossibilitados de completar nossos procedimentos relacionados ao Registration Statement, poderá ela declinar de expressar uma opinião, uma conclusão ou de emitir um relatório sobre elas, não ficando sujeita, nessa hipótese, a nenhuma penalidade.	2.1.	According to professional standards, in case DELOITTE is unable to complete its audit work or form an opinion on the Consolidated Financial Statements, or if it is unable to complete its procedures related to the Registration Statement, it may refuse to express an opinion or a conclusion or issue a report thereon, without being subject to any penalty.

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2.2.	Os Serviços a serem realizados nos termos desta Proposta foram aprovados pela Conselho de Administração em conformidade com suas políticas e seus procedimentos.	2.2.	The Services to be performed pursuant to this Engagement Letter have been approved by the Board of Directors in accordance with its policies and procedures.

3.	EXECUÇÃO DOS SERVIÇOS	3.	PERFORMANCE OF THE SERVICES

3.1.	A DELOITTE declara que os Serviços serão desempenhados de boa-fé e com profissionalismo.	3.1.	DELOITTE represents that the Services will be performed in good faith and in a professional manner.

3.2.	A DELOITTE designará o pessoal que executará os Serviços.	3.2.	DELOITTE shall appoint the personnel who will perform the Services.

3.3.	A DELOITTE também terá o direito de, a qualquer tempo e a seu próprio critério, mediante notificação ao CLIENTE, subcontratar ou delegar as obrigações e responsabilidades oriundas da presente Proposta a outras entidades a ela relacionadas ou afiliadas, direta ou indiretamente, desde que a DELOITTE permaneça responsável por suas obrigações definidas na presente Proposta.	3.3.	DELOITTE shall also be entitled to, at any time and on its own discretion, upon notice to the CLIENT, subcontract or delegate the obligations and responsibilities arising out of this Engagement Letter to other related parties or affiliates, either directly or indirectly, provided that DELOITTE remains responsible for its obligations set forth herein.

4.	RELACIONAMENTO DAS PARTES	4.	RELATIONSHIP BETWEEN THE PARTIES

4.1.	As Partes concordam que cada uma delas é um contratante autônomo e independente e que uma, em relação à outra, não será considerada empregada, agente, distribuidora ou representante. Nenhuma das Partes deverá agir ou apresentar-se, diretamente, por implicação ou por suposição, como agente da outra nem, em nenhuma hipótese, assumirá ou criará qualquer obrigação por representação ou em nome da outra Parte.	4.1.	The Parties agree that they are autonomous and independent Parties and that one shall not be considered an employee, agent, distributor or representative of the other. Neither Party shall act or present itself, directly, implicitly or by assumption, as an agent of the other Party, nor shall in any event a Party assume or create any obligation in representation or on behalf of the other Party.

4.2.	Nenhum relacionamento de empregador/empregado resultará da execução desta Proposta ou do desempenho de quaisquer dos Serviços objeto da presente Proposta.	4.2.	No employer/employee relationship will result from the execution of this Engagement Letter or the performance of any of the Services subject to this Engagement Letter.

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4.3.	A DELOITTE obriga se a cumprir fielmente as exigências legais, fiscais, trabalhistas, previdenciárias e acidentárias relacionadas à prestação dos Serviços, objeto da presente Proposta.	4.3.	DELOITTE undertakes to strictly comply with the legal, tax, labor, social security and accident requirements related to the provision of the Services hereunder.

5.	RESILIÇÃO E RESCISÃO CONTRATUAL	5.	AGREEMENT TERMINATION AND RESCISSION

5.1.	A presente Proposta poderá ser resilida por qualquer uma das Partes mediante aviso por escrito à outra Parte, a ser encaminhado com no mínimo 60 (sessenta) dias de antecedência da data da efetiva resolução desta Proposta.	5.1.	This Engagement Letter may be terminated by any of the Parties upon delivery of written notice to the other Party within no less than 60 (sixty) days before the actual termination hereof.

5.2.	A presente Proposta poderá ser rescindida de pleno direito, independentemente de notificação ou interpelação judicial ou extrajudicial, a qualquer tempo, quando ocorrer uma das seguintes hipóteses:	5.2.	This Engagement Letter may be terminated by operation of law, regardless of court or out-of-court notification or summon, at any time, in the following events:

a)	Descumprimento das obrigações ora assumidas, nos prazos e nas formas acordados.	a)	Failure to perform the obligations hereunder, within the terms and based on the conditions agreed.

b)	Dissolução total ou liquidação judicial ou extrajudicial, recuperação judicial ou decretação de falência, requerida pela Parte contrária.	b)	Full winding-up or judicial or extrajudicial liquidation, court-ordered reorganization or filing for bankruptcy, required by the other Party.

c)	Casos fortuitos ou motivos de força maior, que impossibilitem o cumprimento das obrigações ora assumidas.	c)	In case of acts of God or force majeure events that prevent compliance with obligations assumed hereunder.

5.3.	A DELOITTE poderá dar por rescindida a presente Proposta, mediante notificação por escrito, nas seguintes situações:	5.3.	DELOITTE shall consider this Engagement Letter terminated, upon written notice, in the following events:

a)	Promulgação de nova lei ou alteração de lei, norma, regulamentação, interpretação ou decisão existente, por qualquer entidade governamental reguladora ou profissional ou entidade competente que prejudique ou impeça o cumprimento pela DELOITTE de qualquer parte da presente Proposta, ou que a impeça de prestar os Serviços, tornando-os ilícitos ou conflitantes com as suas normas profissionais ou de independência.	a)	Enactment of a new law or amendment to existing law, standard, regulation, interpretation or decision, by any governmental regulatory or professional entity or competent entity that impairs or prevents the compliance by DELOITTE with any part hereof, or that prevents the provision of Services by DELOITTE, by making them illegal or contrary to its professional or independence standards.

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b)	Mudança das circunstâncias, incluindo, mas não se limitando a, mudanças na titularidade do CLIENTE ou de qualquer de suas controladas e coligadas, que torne a execução de qualquer parte desta Proposta pela DELOITTE ilegal ou de outra forma ilícita ou conflitante com as suas normas profissionais ou de independência.	b)	Changes in circumstances, including, but not limited to, changes in the ownership of the CLIENT or any of its subsidiaries and associates, which makes the compliance with any part hereof by DELOITTE illegal or otherwise illicit or contrary to its professional or independence standards.

c)	Atraso de pagamento de fatura dos Serviços objeto da presente Proposta, por parte do CLIENTE, por período superior a 30 (trinta) dias contados da data do seu vencimento.	c)	In case of delay by the Company to pay the invoices relating to the Services hereunder, for a period of over 30 (thirty) days, from the due date.

d)	Falta de fornecimento de dados e informações imprescindíveis à prestação dos Serviços ou fornecimento de informações falsas, imprecisas ou incorretas ou em condições que impeçam a execução dos trabalhos dentro dos padrões de qualidade adotados pela DELOITTE.	d)	Failure to provide data and information indispensable for the performance of the Services hereunder, or in the event the information provided is false, inaccurate or incorrect, or is provided under conditions that prevent the performance of the Services within the quality standards adopted by DELOITTE.

5.4.	A DELOITTE poderá a qualquer tempo, resignar a prestação de serviços, caso detecte quaisquer circunstâncias impeditivas não identificadas anteriormente, nos termos das normas profissionais aplicáveis.	5.4.	DELOITTE may at any time, resign the provision of services, if it detects any impeding circumstances not previously identified, in accordance with the applicable professional standards.

5.5.	Caso a presente Proposta seja rescindida pelas Partes, pelos motivos elencados nas cláusulas 5.2 e 5.3 desta Proposta, a Parte infratora terá o prazo de cura de 10 (dez) dias contados do recebimento do aviso, caso a infração seja passível de correção.	5.5.	If this Engagement Letter is terminated by the Parties due to the reasons listed in clauses 5.2 and 5.3 hereof, the nonperforming Party shall have 10 (ten) days counted from the receipt of notice to remedy the violation, if it can be remedied.

5.6.	O CLIENTE remunerará a DELOITTE pelos Serviços prestados e a reembolsará pelas despesas incorridas até a data da efetiva resolução da presente Proposta. Caso a DELOITTE já tenha recebido o pagamento integral, deverá a Deloitte restituir a Entidade dos valores pagos a maior pela proporcionalidade dos Serviços realizados.	5.6.	The CLIENT shall pay DELOITTE for the Services rendered and reimburse it for the expenses incurred up to the date of effective termination of this Engagement Letter. If DELOITTE has already received full payment, DELOITTE shall reimburse to the Company the amounts overpaid in proportion to the Services performed.

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Nuvini S.A.	Anexo/Appendix V

6.	DIREITOS SOBRE PROPRIEDADE INTELECTUAL	6.	AGREEMENT TERMINATION AND RESCISSION

6.1.	Para os fins desta Proposta, “Tecnologia da Deloitte” significa todo “know-how”, software, interfaces de sistemas, modelos, metodologias, ideias, conceitos, técnicas, ferramentas, processos e tecnologias, inclusive tecnologias baseadas na “web” e algoritmos, de propriedade da DELOITTE, ou por ela licenciados ou desenvolvidos, e usados pela DELOITTE para executar os Serviços ou quaisquer outras obrigações.	6.1.	For the purposes of this Engagement Letter, Deloitte’s Technology means the all know-how, software, system interfaces, models, methodologies, ideas, concepts, techniques, tools, processes, and technologies, including web-based technologies and algorithms owned by DELOITTE, or licensed or developed, and used by DELOITTE to perform the Services or fulfill any other obligations.

6.2.	Nada nesta Proposta deve ser interpretado como impedimento ou limitação ao direito da DELOITTE de fornecer serviços, de qualquer tipo ou natureza, a qualquer pessoa ou entidade, que a seu próprio critério julgue necessário ou conveniente, inclusive concorrentes do CLIENTE. A DELOITTE pode empregar, modificar, comunicar e de outro modo explorar a Tecnologia da Deloitte, inclusive, mas não se limitando a, fazer uso e divulgar suas ideias, conceitos, “know-how”, métodos, técnicas, metodologias, ferramentas, processos, qualificações e adaptações, bem como fornecer serviços ou criar programas ou materiais para outros clientes.	6.2.	Nothing in this Engagement Letter shall be construed as an impediment or limitation to DELOITTE’s right to provide services, of any type or nature, to any person or entity that it judges necessary or convenient, including the Company’s competitors. DELOITTE can use, modify, communicate, or otherwise exploit Deloitte’s Technology, including, but not limited to, making use of and disclosing its ideas, concepts, know-how, methods, techniques, methodologies, tools, processes, qualifications and customizations, and providing services or creating programs or materials for other clients.

7.	CONFIDENCIALIDADE	7.	CONFIDENTIALITY

7.1.	A Parte que receber (“Destinatário”) qualquer informação sigilosa ou confidencial (“Informações Confidenciais”) da outra Parte (“Parte Divulgadora”) manterá sigilo e concorda em não comunicar, divulgar ou revelar as Informações Confidenciais a terceiros sem a prévia aprovação por escrito da Parte Divulgadora.	7.1.	The Party receiving (“Recipient”) confidential or privileged information (“Confidential Information”) from the other Party (“Discloser”) shall maintain confidentiality and undertakes not to communicate, disclose or reveal the Confidential Information to third parties without the Discloser’s prior written consent.

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7.2.	Para os fins desta Proposta, serão consideradas como Informações Confidenciais todas e quaisquer informações ou dados, independentemente de estarem expressamente classificados como confidenciais, fornecidos verbalmente ou por escrito, ou em qualquer outra forma, corpórea ou não, cuja divulgação possa provocar prejuízos de qualquer natureza, abrangendo, mas não se limitando a, pormenores, materiais, metodologias, ferramentas, tecnologia, estratégias de negócios, “know-how”, produtos em desenvolvimento, pesquisas, dados financeiros e estatísticos, informações sobre negociações em andamento, propriedade industrial, direito de autor, informações sobre softwares, informações cadastrais de clientes, fornecedores e parceiros comerciais, informações da Proposta Técnica e Comercial e da presente Proposta e documentos que venha a ter conhecimento ou acesso, ou que venha a receber da Parte Divulgadora, sejam de caráter técnico ou não.	7.2.	For the purposes of this Engagement Letter, Confidential Information shall mean all and any information or data, regardless of whether or not they are expressly qualified as confidential, provided verbally, in writing, or otherwise, in tangible form or otherwise, the disclosure of which can give rise to losses of any nature, including, but not limited to, details, materials, methodologies, tools, technology, business strategies, know-how, product under development, research, financial and statistical data, information on negotiations in progress, industrial property, copyrights, information on software, customer, supplier and business partner master file information, information from the Technical and Commercial Proposal and from this Engagement Letter, documentation that comes to each Party’s knowledge or to which it has access, or received from the Discloser, whether of technical nature or otherwise.

7.3.	Tais Informações Confidenciais deverão ser usadas exclusivamente para a condução dos Serviços, objeto da presente Proposta, não podendo, sob nenhuma forma ou pretexto, serem divulgadas, reveladas, reproduzidas ou utilizadas ou ser dado conhecimento a terceiros estranhos a esta contratação.	7.3.	This Confidential Information shall be used solely for the performance of the Services hereunder and cannot, under any form or for any reason, be disclosed, revealed, reproduced, used or made known to third parties alien to this contracting.

7.4.	Para os fins desta Proposta, as Informações Confidenciais, se em forma tangível e legível, deverão ser marcadas ou designadas como tais na época de sua divulgação pela Parte Divulgadora, e, se transmitidas oralmente, deverão ser designadas como confidenciais anteriormente à sua comunicação e confirmadas como tal por escrito, dentro de 5 (cinco) dias contados da revelação. Não obstante o precedente, a Tecnologia da Deloitte deverá ser considerada Informação Confidencial.	7.4.	For the purposes of this Engagement Letter, the Confidential Information, if in tangible and readable form, shall be marked or designated as such at the time of its disclosure by the Discloser, and, if transmitted orally, shall be designated as confidential prior to its disclosure and confirmed as such in writing, within 5 (five) days counted from disclosure. Notwithstanding the foregoing, Deloitte’s Technology shall be considered Confidential Information.

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Nuvini S.A.	Anexo/Appendix V

7.5.	A presente obrigação de sigilo não se aplicará às informações que:	7.5.	This confidentiality obligation shall not apply to the information that:

a)	Sejam ou se tornem publicamente disponíveis por outro modo que não por meio de violação da presente Proposta, incluindo, sem se limitar a, quaisquer informações protocoladas ou arquivadas em agências governamentais e disponíveis ao público.	a)	Is already in the public domain or is disclosed through no breach of this Engagement Letter, including, without but not limited to, any information filed with government agencies and available to the public.

b)	Não sejam designadas de boa-fé e por escrito como confidenciais previamente à divulgação ao Destinatário pela Parte Divulgadora.	b)	Has not been designated in good faith and in writing as confidential prior to disclosure to the Recipient by the Discloser.

c)	Sejam do conhecimento ou estejam na posse do Destinatário à época da comunicação.	c)	Is known or is in the Recipient’s possession at the time of disclosure.

d)	Se tornem conhecidas ou entrem na posse do Destinatário por meio de terceiro que o Destinatário razoavelmente julgue não estar sob nenhuma obrigação de confidencialidade para com a Parte Divulgadora, e julgue ser legalmente possuidor de tais informações.	d)	Becomes known or is in Recipient’s possession by means of a third party that the Recipient reasonably considered not to be under any confidentiality obligation to the Discloser and considers to be the legal owner of such information.

e)	Sejam desenvolvidas pelo Destinatário independentemente de quaisquer revelações feitas previamente pela Parte Divulgadora ao Destinatário.	e)	Was developed by the Recipient regardless of any disclosure previously made by the Discloser to the Recipient.

f)	Devam ser reveladas em razão de ordem de um tribunal competente, agência administrativa ou órgão governamental, de mandado judicial ou de outros procedimentos legais, de leis, normas ou regulamentos, ou de padrões reguladores ou profissionais aplicáveis, contanto que o Destinatário, antes da divulgação das Informações Confidenciais, notifique a Parte Divulgadora com razoável antecedência sobre a ordem em questão, a fim de garantir à Parte Divulgadora oportunidade de fazer objeção a tal divulgação.	f)	Must be disclosed under an order of a competent court, administrative agency, or governmental body, court decision or any other legal procedures, laws, standards or regulations, or relevant regulatory or professional standards, provided that the Recipient, before the disclosure of the Confidential Information, notifies the Discloser upon reasonable advance notice of the related order to make sure that the Discloser has the opportunity to object to said disclosure.

g)	Forem divulgadas pelo Destinatário em decorrência de qualquer processo judicial ou qualquer outro procedimento que envolva o CLIENTE e a DELOITTE (ou quaisquer sócios, dirigentes ou empregados da DELOITTE) e que versem sobre esta Proposta ou os Serviços, mesmo que tais processos ou procedimentos envolvam terceiros, contanto que a revelação em questão se limite ao necessário para que as Partes sustentem seus pedidos ou se defendam de alegações feitas contra elas.	g)	Is disclosed by the Recipient as a result of any lawsuit or any other proceeding involving the CLIENT and DELOITTE (or any DELOITTE’s partner, principal, or employee) and that makes reference to this Engagement Letter or the Services, even if such lawsuits or proceeding involve third parties, provided that said disclosure is limited to the content necessary for the Parties to uphold their claims or defend themselves from allegations against them.

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h)	Sejam divulgadas pelo Destinatário ao seu advogado ou consultor jurídico tendo em vista a obtenção de conselho legal, sendo a informação transmitida amparada por regras de sigilo profissional.	h)	Is disclosed by the Recipient to its attorney or legal counsel in order to obtain a legal advice, when the information disclosed is protected by professional secrecy rules.

i)	Sejam divulgadas com a anuência, por escrito, da Parte Divulgadora.	i)	Is disclosed upon the Discloser’s written consent.

7.6.	O CLIENTE não poderá divulgar a nenhum terceiro os relatórios e/ou outros produtos de trabalho da DELOITTE fornecidos em cumprimento desta Proposta sem o consentimento expresso e formal da DELOITTE.	7.6.	The CLIENT shall not disclose to any third party any of DELOITTE’s reports and/or other deliverables provided in connection with the performance of this Engagement Letter without DELOITTE’s express and written consent.

7.7.	O CLIENTE poderá publicar ou reproduzir em algum outro documento os relatórios da DELOITTE sobre as Demonstrações Financeiras Consolidadas ou, de qualquer forma, fazer referência ou menção à DELOITTE em um documento que contenha outras informações além das Demonstrações Financeiras Consolidadas auditadas, desde que mediante o fornecimento de minuta de tal documento para leitura e aprovação prévia e por escrito da DELOITTE, antes de sua impressão e distribuição.	7.7.	The CLIENT can publish or reproduce DELOITTE’s reports on the Consolidated Financial Statements in other documents, or otherwise refer to DELOITTE in a document containing information other than the audited Consolidated Financial Statements, provided that it provides DELOITTE with a draft of such document to be read and approved in writing by DELOITTE before being printed and distributed.

7.8.	Cada Parte executará as respectivas obrigações decorrentes da presente Proposta empregando o mesmo grau de cuidado que emprega ao proteger suas próprias Informações Confidenciais ou, no mínimo, um grau de cuidado razoável.	7.8.	Each Party shall perform its obligations arising from this Engagement Letter using the same level of care it uses to protect its own Confidential Information or, at minimum, a reasonable level of care.

7.9.	Cada Parte concorda em não fornecer a nenhum subcontratado ou terceiro acesso às Informações Confidenciais da outra Parte, sem o consentimento expresso e formal da Parte contrária.	7.9.	Each Party hereby agrees not to provide to any subcontractor or third party access to the Confidential Information of the other Party without the express and written consent of the other Party.

7.10.	O CLIENTE neste ato autoriza a DELOITTE a divulgar tais Informações Confidenciais a qualquer Entidade DELOITTE, inclusive seus sócios, executivos principais e empregados, seus assessores jurídicos, auditores e/ou seguradoras apontados pelo CLIENTE.	7.10.	The CLIENT hereby authorizes DELOITTE to disclose such Confidential Information to any DELOITTE Entity, including its partners, principals and employees, its legal counsel, auditors and/or insurance companies designated by the CLIENT.

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7.11.	O CLIENTE desde já reconhece e aceita que as informações e dados fornecidos pelo CLIENTE, bem como aqueles advindos do uso de ferramentas de suporte inerentes às atividades desenvolvidas pela DELOITTE em razão da prestação de serviços ora avençada, poderão ser armazenados em bases de dados (data centers) ou Nuvem, locais ou internacionais, administrados por terceiros e aderentes às regras de segurança da DELOITTE.	7.11.	The CLIENT hereby acknowledges and accepts that the information and data provided by the CLIENT, as well as those arising from the use of supporting tools inherent in the activities performed by DELOITTE as a result of the provision of services hereunder, can be stored in local or international databases (data centers) or clouds, managed by third parties and subject to DELOITTE’s security rules.

8.	PROTEÇÃO DE DADOS PESSOAIS	8.	PERSONAL DATA PROTECTION

8.1.	As Partes reconhecem cumprem com todo o disposto na Lei nº 13.709/2018, Lei Geral de Proteção de Dados Pessoais (“LGPD”) e observará os regulamentos e diretrizes da Autoridade Nacional de Proteção de Dados (“ANPD”) e que eventual coleta, armazenamento, controle, uso, compartilhamento e quaisquer outras formas de tratamento dos dados pessoais disponibilizados em razão do presente Contrato observarão ao disposto na lei.	8.1.	The Parties acknowledge that hey abide by the provisions set forth in Law No. 13,709/2018, the General Data Protection Regulation (“Lei Geral de Proteção de Dados Pessoais - LGPD”) and comply with the regulations and guidelines issued by the National Data Protection Authority (“ANPD”) and that any potential collection, storage, control, use, sharing and any other form of processing of personal data disclosed as a result hereof shall observe the law.

8.2.	As Partes reconhecem ainda que, nos termos da LGPD, atuarão como Controladoras para fins de execução deste Contrato.	8.2.	The Parties also acknowledge that, pursuant to the LGPD, they shall act as the Controllers for the purposes of execution hereof

8.3.	A DELOITTE, na condição de controladora, se compromete a tomar decisões referentes ao tratamento de dados pessoais obtidos respeitando a finalidade de executar os serviços profissionais previstos nesse contrato, observadas as normas profissionais e julgamento profissional aplicáveis.	8.3.	DELOITTE, as the Controller, undertakes to make decisions on personal data processing for the purpose of performing the professional services set forth herein, subject to applicable professional regulations and professional judgment.

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8.4.	Obrigações das Controladoras: Observar todas as obrigações legais, incluindo, mas não se limitando a (i) tomar todas as decisões relativas às atividades de tratamento dos dados pessoais, o que inclui a definição de finalidade, escopo, formas e meios de tratamento; (ii) garantir a existência e embasamento de base legal que autorize o tratamento dos dados pessoais decorrente deste Contrato; (iii) atender às solicitações dos titulares quanto ao exercício de seus direitos; (iv) manter registro das operações de tratamento de dados pessoais, especialmente quando baseado no legítimo interesse; (v) adotar todas as medidas técnicas de segurança e administrativas para proteção de dados pessoais de acessos não autorizados e de situações acidentais ou inadequadas, tais como destruição, perda, alteração, comunicação ou qualquer forma de tratamento ilícito; (vi) garantir que seus profissionais, representantes e prepostos que participem direta ou indiretamente do tratamento de dados pessoais agirão de acordo com as disposições deste Contrato, da LGPD e qualquer outra legislação aplicável; (vii) apresentar, quando solicitado por quaisquer das Partes ou por autoridades competentes, todas as informações necessárias para comprovar o cumprimento das obrigações previstas na LGPD e neste Contrato; (viii) tomar medidas de segurança adicionais para transferência internacional de dados, se aplicável; (ix) em caso de violação ou suspeita de violação das obrigações, controles ou medidas de segurança e vazamento de dados, que possam gerar consequência ou dano, informar à outra parte no prazo a ser determinado pela ANPD ou, na sua ausência, em até 72h (setenta e duas horas) da ciência do fato, e indicar, ao menos, a natureza e categoria dos dados pessoais afetados; informações sobre os titulares atingidos; riscos identificados e medidas que foram ou que serão adotadas para reverter ou mitigar os efeitos do prejuízo.	8.4.	Controller’s Obligations: Fulfill all legal obligations, including, without limitation (i) making all decisions related to personal data processing activities, which includes determining the purpose, scope, methods and means of processing; (ii) ensuring the existence and ratification of a legal basis that authorizes the processing of the personal data arising out hereof; (iii) meeting the requests from the data owners with respect to the exercise of their rights; (iv) registering personal data processing transactions, in particular in reliance upon legitimate interests; (v) adopting all technical safety and administrative measures to protect personal data against unauthorized accesses and accidental or inappropriate situations, such as destruction, loss, change, disclosure or any form of illicit processing; (vi) ensuring that their professionals, representatives and agents directly or indirectly participating in personal data processing shall act as set forth herein, in the LGPD and in any other applicable law; (vii) submitting, when requested by any of the Parties or competent authorities, all information necessary for the performance of the obligations set forth in the LGPD and herein; (viii) adopting additional safety measures for the international data transfer, if applicable; (ix) in case of breach or suspected breach of obligations, controls or measures regarding data security and leak that may give rise to any impact or damage, informing the other party within the period to be established by the ANPD or, in the lack thereof, within up to 72 (seventy-two) hours after the knowledge of the fact, and indicating, at least, the nature and category of the personal data affected; information on the data owners affected; risks identified and measures that were or will be adopted to reverse or mitigate the effects arising from the damage.

8.5.	As Partes ficarão sujeitas à responsabilização pelos danos e prejuízos comprovadamente decorrentes de sua ação ou omissão, observados os termos deste Contrato, inclusive quando pela falta da adoção de medidas de segurança satisfatórias e adequadas ao atendimento das disposições legais, normativas e contratuais aplicáveis, com relação ao tratamento dos dados pessoais a elas confiados no âmbito deste Contrato.	8.5.	The Parties shall be held liable for any damages and losses provenly arising from their action or omission, subject to the terms and conditions hereof, including due to the failure to adopt satisfactory safety measures in conformity with applicable legal, regulatory and contractual provisions, with respect to the processing of the personal data disclosed to them hereunder.

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9.	ANTICORRUPÇÃO	9.	ANTI-CORRUPTION

9.1.	As Partes se comprometem a não praticar qualquer ato que constitua violação às leis e regulamentos aplicáveis, incluindo, mas não se limitando à Lei Anticorrupção (Lei nº. 12.846, de 1º de agosto de 2013), abstendo-se, ainda, de praticar quaisquer atos que facilitem ou impliquem o descumprimento da legislação em vigor, ficando desde já consignado que as Partes não desejam receber nenhuma vantagem ilícita nem tampouco solicitarão da outra Parte qualquer conduta que possa configurar ato ilícito ou que seja contrária aos princípios éticos adotados por uma das Partes.	9.1.	The Parties hereby agree not to engage in any action that violates the relevant laws and regulations, including, but not limited to, the Anti-corruption Act (Law 12,846, of August 1, 2013), and also not to perform any acts that facilitate or entail the noncompliance with the prevailing laws, and it is hereby established that neither of the Parties wish to receive any illicit advantage or request the other Party to engage in any conduct that constitutes an illicit action or that is contrary to ethical principles adopted by any of the Parties.

9.2.	De acordo com leis e normas profissionais a DELOITTE pode ser requerida a prestar certas informações a órgãos reguladores ou governamentais. Um desses requerimentos refere-se à exigência aplicável ao auditor independente, que consta da Lei 12.683/2012 (Lei de Prevenção a Crimes de Lavagem de Dinheiro, que alterou a Lei 9.613/98) e posteriores regulamentações, quando os profissionais ou organizações contábeis devem comunicar ao Conselho de Controle de Atividades Financeiras - COAF situações que possam constituir indícios de “lavagem” de dinheiro, identificadas quando da prestação de seus serviços, no curso normal dos procedimentos de auditoria, revisão ou serviços correlatos. Neste sentido, quando aplicável, eventuais comunicações ao COAF, relacionadas a este assunto, devem ser efetuadas pelas firmas de auditoria de acordo com as regulamentações estabelecidas pela CVM – Comissão de Valores Mobiliários e CFC – Conselho Federal de Contabilidade, sem ciência a qualquer pessoa.	9.2.	In accordance with prevailing laws and professional standards, DELOITTE may be required to provide certain information to regulatory or government agencies. One of these requirements includes a requisite applicable to the independent auditor, established in Law 12,683/2012 (Anti-money Laundering Act, which amended Law 9,613/98) and subsequent regulations, whereby accounting professionals or organizations should report to the Commission for the Control of Financial Activities (COAF) any situations that may indicate potential money laundering activities, identified when performing their services, in the normal course of the audit or review procedures, or related services. In this regard, when applicable, any communications to the COAF related to this matter shall be made by audit firms in accordance with the regulations established by the Brazilian Securities and Exchange Commission (CVM) and the Brazilian Federal Accounting Council (CFC), without giving notification to any individual.

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10.	COMUNICAÇÃO ELETRÔNICA	10.	ELECTRONIC COMMUNICATION

10.1.	As Partes concordam que a comunicação entre elas pode dar-se via fac-símile, mensagens eletrônicas (e-mail) e comunicações por “voicemail”, devidamente endereçadas, inclusive quanto a documentos confidenciais e outras comunicações referentes a esta Proposta, bem como outros meios de comunicação usados ou aceitos pelas Partes.	10.1.	The Parties agree that the communication between them can be made via duly addressed fax, email and voicemail, including regarding confidential documents and other communications related to this Engagement Letter, as well as other means of communication used or accepted by the Parties.

10.2.	Ficam neste ato reconhecidos pelas Partes os aspectos de segurança e as limitações inerentes à Internet, tais como eventuais vulnerabilidades, ataques de vírus, atrasos na entrega de e-mails, etc., e que os dados podem ser corrompidos, as comunicações nem sempre são entregues prontamente, quando o são, e a comunicação eletrônica também está sujeita à contaminação por vírus.	10.2.	The Parties hereby acknowledge the security aspects and limitations inherent in the Internet, such as possible threats, virus attacks, delays in email delivery, etc., and that data may be corrupted, communications are not always promptly delivered, if delivered at all, and electronic communication is also subject to viruses.

10.3.	Cada uma das Partes responsabilizar-se-á por proteger seus próprios sistemas e interesses, tanto quanto permitido por lei.	10.3.	Each one of the Parties is responsible for protecting its own systems and interests, as permitted by the law.

11.	EXCLUSIVIDADE	11.	EXCLUSIVITY

11.1.	Nenhuma disposição desta Proposta impedirá ou restringirá a DELOITTE de fornecer serviços a outros clientes, inclusive serviços iguais ou similares, ou de usar ou compartilhar por qualquer motivo algum conhecimento, experiência ou qualificação utilizado, obtido ou resultante da execução dos Serviços, desde que sujeitos às obrigações de confidencialidade definidas na presente Proposta.	11.1.	No provision hereunder shall prevent or restrict DELOITTE from providing services to other clients, including services equal or similar to the services provided hereunder, or from using or sharing, for any reason, any knowledge, experience, or qualification used, obtained, or resulting from the performance of the Services, provided that in compliance with the confidentiality obligations set out herein.

11.2.	Caso a DELOITTE tenha conhecimento de informações obtidas por meio de outro cliente ou terceiro, reguladas ou não por termo de confidencialidade, ela não está obrigada a divulgá-las ao CLIENTE ou utilizá-las para o benefício do CLIENTE, independentemente do quanto possa ser importante para os Serviços.	11.2.	If DELOITTE is aware of information obtained through another client or third party, regulated or not by a nondisclosure agreement, it is not required to inform it to the CLIENT or use it for the CLIENT’S benefit, no matter how important it may be to the Services.

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12.	MARCAS	12.	TRADEMARKS

12.1.	Nenhuma das Partes deverá usar marcas comerciais, marcas de serviço, logotipos e/ou esforço de divulgação da marca da outra Parte em material publicitário externo sem o prévio consentimento expresso e formal da outra Parte.	12.1.	None of the Parties shall use trademarks, service marks or logos and/or apply any effort for the disclosure of the other Party’s trademark in any external advertising material without the prior express and written consent of the other Party.

12.2.	Caso o CLIENTE pretenda publicar ou de outra forma fazer menção ao nome da DELOITTE ou ao produto do seu trabalho, o CLIENTE deverá obter o consentimento prévio e por escrito da DELOITTE.	12.2.	If the CLIENT intends to publish or in any other way mention DELOITTE’s name or its deliverables, the CLIENT should obtain the prior written consent of DELOITTE.

12.3.	Não obstante qualquer disposição em contrário na presente Proposta, a DELOITTE fica autorizada a divulgar em suas atividades apenas o nome e o logotipo do CLIENTE como seu cliente, bem como do tipo de serviço a ela prestado, em materiais como indicação de sua experiência e em sistemas internos de dados.	12.3.	Notwithstanding any other provision to the contrary in this Engagement Letter, DELOITTE is authorized to disclose in its activities only the name and the logo of the CLIENT as its client, as well as the type of services provided to it in materials as an indication of its experience and in internal data systems.

13.	RESOLUÇÃO DE CONFLITOS	13.	DISPUTE RESOLUTION

13.1.	As Partes concordam em tentar resolver de boa-fé qualquer conflito ou reclamação decorrentes ou relacionados à presente Proposta prontamente, por meio de negociações entre os membros da Alta Administração.	13.1.	The Parties hereby agree to try to promptly solve any conflict or complaint arising from or related to this Engagement Letter in good faith, through negotiations between senior management members.

14.	FORÇA MAIOR	14.	FORCE MAJEURE

14.1.	Nenhuma das Partes será responsável para com a outra por quaisquer atrasos ou falhas no cumprimento desta Proposta, que resultem de circunstâncias ou causas fora de seu controle razoável, incluindo, sem limitação, incêndio ou outro acidente, fenômenos da natureza, casos fortuitos, epidemia, greve ou litígio trabalhista, guerra ou outros atos de violência, ou, ainda, por força de lei, decisão judicial ou exigência de qualquer órgão ou autoridade governamental. O prazo de execução da presente Proposta será considerado estendido por um período de tempo equivalente ao tempo perdido em virtude de atrasos causados por tais causas.	14.1.	None of the Parties shall be responsible before the other Party for any delays or failures in the compliance with this Engagement Letter that result from circumstances or causes outside its reasonable control, including, without limitation, fire or other accident, natural phenomena, acts of God, epidemics, strike or labor litigation, war or other acts of violence, or by operation of law, court decision or requirement from any governmental body or authority. The effective period of this Engagement Letter shall be considered as extended for a period of time equivalent to the time lost due to delays caused by such events.

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14.2.	As Partes reconhecem o risco apresentado pela disseminação do Novo Coronavírus (COVID-19) e o impacto associado que isso pode ter na realização de nossos trabalhos. Os profissionais das Partes cumprirão quaisquer restrições ou condições impostas por suas respectivas organizações ao seu trabalho à medida que a ameaça do COVID-19 continuar. Embora as Partes procurem continuar cumprindo suas respectivas obrigações de acordo com os prazos e a abordagem estabelecidos nessa proposta, as Partes aceitam que podem ser obrigadas a adotar práticas de trabalho alternativas e a criar salvaguardas durante esse período, incluindo o trabalho remoto, restrições de viagens de e para locais específicos e a quarentena de indivíduos. Essas práticas alternativas e salvaguardas podem impactar ou impedir a realização de certos procedimentos de auditoria, por exemplo, acompanhamento de inventário físico ou testes de controles internos que requeiram presença física nas dependências do CLIENTE. Sem prejuízo da cláusula relativa as questões de “Força Maior”, as Partes trabalharão em colaboração e de boa fé para acordar uma revisão no cronograma de trabalho, a fim de mitigar o impacto adverso resultante dos efeitos do COVID-19 nos serviços. De qualquer forma, a Deloitte não se responsabilizará por qualquer atraso na realização dos trabalhos propostos, na medida em esta seja causada/haja contribuição da expansão do COVID-19 e seus impactos associados.	14.2.	The Parties acknowledge the risk posed by the outbreak of the New Coronavirus (COVID-19) and the related impact on the conduction of our work. The Parties’ professionals shall abide by any restrictions or conditions imposed by their respective employers on their work as COVID-19 threat persists. Even though the Parties seek to continue performing their respective obligations in accordance with the deadlines and the approach outlined herein, the Parties acknowledge that they may be required to adopt alternative work practices and create safeguards during such period, including teleworking, travel restrictions to/from specific places and quarantine. These alternative practices and safeguards may impact or prevent the performance of certain audit procedures, such as, for example, follow-up of physical inventory count or internal control tests that require the physical presence at the CLIENT premises. Without prejudice to the section relating to “Force Majeure” matters, the Parties will cooperate with each other in good faith to review the work schedule, in order to mitigate the adverse impact arising from the COVID-19 effects on the services. Nonetheless, DELOITTE shall not be held liable for any delay in the performance of the proposed work, to the extent that it is caused/contributed by COVID-19 spread and its related impacts.

15.	NATUREZA VINCULANTE E CESSÃO	15.	BINDING NATURE AND ASSIGNMENT

15.1.	Esta Proposta vincula as Partes e seus respectivos sucessores, cessionários, herdeiros, testamenteiros e administradores.	15.1.	This Engagement Letter shall be binding upon the Parties and their respective successors, assignees, heirs, executors, and trustees.

15.2.	A presente Proposta não poderá ser cedida por uma das Partes sem o consentimento prévio por escrito da outra Parte, o qual não deverá ser negado desarrazoadamente. Não obstante, a cessão desta é permitida para uma entidade que tenha adquirido todos, ou substancialmente todos, os ativos da Parte cedente, como sucessora dos negócios desta.	15.2.	This Engagement Letter cannot be assigned by one of the Parties without the prior written consent of the other Party, which shall not be unreasonably withheld. Nevertheless, the assignment hereof is hereby permitted to an entity that has acquired all or substantially all the assets of the Assignor, as the successor of the latter’s business.

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16.	CONSTRUÇÃO DAS CLÁUSULAS	16.	CONSTRUCTION OF CLAUSES

16.1.	Os títulos que precedem o texto das cláusulas deste instrumento são inseridos unicamente para referência e não constituem parte desta Proposta, nem devem afetar o seu significado, interpretação ou efeito.	16.1.	The titles of the clauses included herein were included solely for reference purposes and are not an integral part of this Engagement Letter, and shall not affect the meaning, interpretation or effect thereof.

16.2.	O uso de termos no singular deve ser entendido como incluindo o plural e vice-versa. Também o uso do masculino deve ser entendido como significando o feminino e vice-versa, em que quer que o sentido desta Proposta assim o requisite.	16.2.	The use of terms in the singular shall be construed as including their plural and vice-versa. The male gender shall include the female gender and vice-versa, according to the meaning of this Engagement Letter.

16.3.	Esta Carta-Proposta é celebrada em dois idiomas, português e inglês, prevalecendo, em qualquer hipótese de dúvida ou litígio o idioma português.	16.3.	This Engagement Letter is signed in two languages, Portuguese and English, prevailing the Portuguese language in case of any doubt or litigation.

17.	DIVISIBILIDADE	17.	SEVERABILITY

17.1.	Nenhuma disposição desta Proposta será afetada, se qualquer cláusula ou disposição desta Proposta, assim como sua aplicação, por qualquer razão e em qualquer extensão, for considerada inválida, ineficaz ou inexequível. O restante desta Proposta, ou a aplicação de tal cláusula, que não aquela para as quais a cláusula, disposição ou aplicação foi considerada inválida, ineficaz ou inexequível, não deverá ser afetado por tal fato, mas sim cumprido da forma mais completa permitida por lei.	17.1.	No provision hereof shall be affected should any clause or provision hereof, as well as the application thereof, for any reason and to any extent, be considered invalid, ineffective or unenforceable. The remaining clauses hereof, or the application thereof, other than that for which such clause, provision or application was considered invalid, ineffective or unenforceable, shall not be affected by such event; on the contrary, it shall be performed under the maximum extent permitted by law.

17.2.	Porém, a cláusula considerada inválida, ineficaz ou inexequível poderá ser modificada conforme necessário para que se torne válida, eficaz e exequível, preservando, tanto quanto possível, a intenção das Partes, conforme expressa na presente Proposta.	17.2.	However, the invalid, ineffective or unenforceable clause may be modified as necessary so that it can become valid, effective and enforceable, by preserving, to the extent possible, the intention of the Parties, as set forth herein.

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18.	TOTALIDADE DO AVENÇADO, ALTERAÇÕES E EFICÁCIA	18.	ENTIRE AGREEMENT, AMENDMENTS AND EFFECTIVENESS

18.1.	Esta Proposta substitui quaisquer entendimentos, comunicações ou acordos anteriores, escritos ou verbais, havidos entre as Partes e constitui o completo entendimento entre elas.	18.1.	This Engagement Letter shall supersede any prior understandings, communications or agreements, in writing or oral, between the Parties and represents the full understanding between them.

18.2.	Nenhuma alteração desta Proposta terá efeito, salvo se documentada por escrito e assinada pelos representantes legais de ambas as Partes, por meio de aditivo contratual.	18.2.	The amendments hereto shall be solely effective if documented in writing and signed by the legal representatives of both parties, through an addendum.

18.3.	As Partes declaram e garantem que têm poderes para firmar a presente Proposta.	18.3.	The Parties represent and warrant that they have full powers to enter into this Engagement Letter.

18.4.	Caso a DELOITTE já tenha iniciado o trabalho, como, por exemplo, reunido informações ou feito o planejamento do projeto, o CLIENTE concorda que esta Proposta está em vigor desde a data de início desse trabalho.	18.4.	If DELOITTE has already commenced the work, e.g., it had already gathered information or completed the project’s planning, the CLIENT agrees that this Engagement Letter is in effect as from the date such work has commenced.

19.	SUPERVENIÊNCIA DE DISPOSIÇÕES APÓS A RESOLUÇÃO DA PROPOSTA	19.	SURVIVAL OF THE PROVISIONS AFTER THE TERMINATION OF THE ENGAGEMENT LETTER

19.1.	Quaisquer disposições desta Proposta, as quais expressamente ou por sua natureza tenham validade além da resolução da presente Proposta, sobreviverão à sua resolução.	19.1.	Any provision hereof that expressly or by its nature remains in effect after the termination of this Engagement Letter shall survive such termination.

20.	ACORDO TOTAL	20.	FULL AGREEMENT

20.1.	As Partes reconhecem que nenhuma delas fez nenhuma representação com respeito a esta Proposta, exceto a especificamente exposta na presente Proposta.	20.1.	The Parties acknowledge that none of them made representations regarding this Engagement Letter, except for those specifically set out herein.

20.2.	As Partes reconhecem que exerceram, por meio da presente Carta-Proposta, a liberdade de contratar os serviços acima descritos, observados os preceitos de ordem pública e em razão e nos limites da função social da Proposta.	20.2.	The Parties acknowledge that they have exercised herein the discretion to contract the services described above in conformity with public order principles and in light of and within the limits of the purpose of this Engagement Letter.

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Nuvini S.A.	Anexo/Appendix V

20.3.	Durante a negociação e a elaboração da presente Proposta foram seguidos os princípios da boa-fé e da probidade, bem como os princípios da economicidade, razoabilidade e oportunidade, e, dessa forma, nenhum abuso de direito poderá ser alegado, a nenhum título.	20.3.	During the negotiation and preparation of this Engagement Letter, the principles of good faith and honesty, as well as the principles of economics, reasonableness, and timing were followed, therefore, no abuse of right of any kind may be alleged.

21.	ASSINATURA ELETRÔNICA	21.	ELECTRONIC SIGNATURE

21.1.	As Partes, bem como seus signatários, na qualidade de representantes legais destas, admitem a assinatura eletrônica por meio de plataforma válida para este fim, transmitida por meio de certificação digital pública ou privada, como válida e hábil para garantir a integridade e a autoria deste documento. Declaram ainda as Partes que referidos signatários possuem plenos poderes para assinar o presente instrumento, se comprometendo com a veracidade dos nomes e e-mails disponibilizados para a efetivação de sua assinatura.	21.1.	The Parties and its signatories, in the capacity of legal representatives thereof, accept the use of electronic signature using a valid platform for such purpose, transmitted through a public or private key certificate, which shall constitute a lawful and binding guarantee of the veracity and authorship hereof. The Parties also represent that such signatories have full powers to execute this instrument, undertaking to provide true and accurate names and emails for the consummation of the execution hereof.

21.2.	Assim, as Partes reconhecem que este e qualquer outro documento a ele relacionado poderão ser assinados eletronicamente ou de forma manuscrita ou por ambas as modalidades no mesmo documento, bem como que as assinaturas eletrônicas apostas neste documento possuirão valor legal, para todos os fins, incluindo a comprovação da validade jurídica, integridade e autenticidade.	21.2.	Accordingly, the Parties acknowledge that this and any other document related hereto may be signed electronically or in writing, or in both ways in the same document, and that the electronic signatures included herein shall be legally binding for all purposes, including for purposes of confirmation of legal validity, veracity and authenticity.

22.	LEI APLICÁVEL E FORO	22.	GOVERNING LAW AND JURISDICTION

22.1.	Esta Proposta, seus Anexos e todas as questões a eles relacionadas serão regidos, interpretados e solucionados de acordo com a lei brasileira.	22.1.	This Engagement Letter, the Appendices hereto, and all the issues related hereto are governed, construed and resolved in compliance with the Brazilian laws.

22.2.	As Partes neste ato elegem o foro da Comarca de São Paulo, em detrimento de qualquer outro, por mais privilegiado que seja, como o competente para dirimir as dúvidas e questões oriundas ou relacionadas à presente Proposta e a seus Anexos.	22.2.	The Parties hereby elect the District Courts of São Paulo, to settle any conflicts or disputes arising from or related to this Engagement Letter and the Appendices hereto, to the exclusion of any other, no matter how privileged it may be.

23.	OUTROS	23.	OTHERS

23.1.	Quando realizamos trabalhos de auditoria, revisão ou asseguração sujeitos aos requerimentos do “Public Company Accounting Oversight Board - PCAOB” e/ou “Securities and Exchange Commission - SEC”, quaisquer cláusulas que resultem em uma limitação de nossa responsabilidade não se aplicam.	23.1.	When performing audit, review or assurance work subject to the requirements of the Public Company Accounting Oversight Board (PCAOB) and/or the Securities and Exchange Commission (SEC), any clauses that result in the limitation of Deloitte’s liability shall not be applicable.

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© 2023. For information, contact Deloitte Touche Tohmatsu Limited.
© 2023. Para mais informações, contate a Deloitte Touche Tohmatsu Limited.	41